UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Broadmark Realty Capital Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2021

Dear Fellow Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Broadmark Realty Capital Inc. (“we,” “our,” “us,” “Broadmark” or the “Company”), which will be conducted via live webcast on Thursday, June 10, 2021, at 10:00 a.m. Pacific Time. In light of the ongoing COVID-19 pandemic, we have adopted a virtual-only meeting format for the Annual Meeting to protect the health of our stockholders, directors and employees, and stockholders will not be able to attend in person.

You will be able to virtually (i) attend the Annual Meeting, (ii) vote your shares and (iii) submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BRMK2021.

To participate, you will need the 16-digit voter control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Pacific Time.

At the Annual Meeting, we are asking you to elect seven directors, ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, approve the compensation paid to our executive officers as described in the accompanying proxy statement, and vote to select the frequency of future advisory votes on the compensation of our executive officers. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe each of these matters in further detail.

Your vote is important. Even if you plan to attend the Annual Meeting virtually via the live webcast, please submit your proxy as promptly as possible by telephone, via the Internet or by requesting, completing, signing and returning a proxy card in the postage paid envelope you will be provided. We encourage you to vote via the Internet. Even if you submit a vote prior to the Annual Meeting, you will have an opportunity to change your earlier vote and virtually vote again during the Annual Meeting.

On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company.

Sincerely,

Jeffrey B. Pyatt
President and Chief Executive Officer

Broadmark Realty Capital Inc.

1420 Fifth Avenue, Suite 2000

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Broadmark Realty Capital Inc., a Maryland corporation (“we,” “our,” “us,” “Broadmark” or the “Company”), will be held via live webcast on Thursday, June 10, 2021, at 10:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/BRMK2021, to consider and vote on the following matters:

(1)	the election of seven members to Broadmark’s Board of Directors, each to serve for a one-year term expiring at our 2022 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

(2)	the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

(3)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying proxy statement;

(4)	the approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers; and

(5)	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Proxy Statement accompanying this notice describes each of these items of business in detail. Our Board of Directors has fixed the close of business on April 13, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only stockholders of record at the close of business on April 13, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of April 13, 2021, there were 132,566,410 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

We are making the Proxy Statement first available on or about April 27, 2021. The Proxy Statement and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 are available via the Internet at www.proxyvote.com.

By Order of the Board of Directors,

Nevin Boparai
Chief Legal Officer and Secretary

Seattle, Washington

April 27, 2021

Important Notice Regarding the Internet Availability of Proxy Materials for the June 10, 2021 Annual Meeting of Stockholders: The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 are available on the Internet at www.proxyvote.com.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting or authorizing a proxy to vote your shares. Page references are supplied to help you find further information in our Proxy Statement.

Our Annual Meeting

TIME AND DATE: 10:00 a.m. Pacific Time on Thursday, June 10, 2021	VIRTUAL MEETING: www.virtualshareholdermeeting.com/BRMK2021	RECORD DATE: Close of business on April 13, 2021

Voting

Each share of our common stock entitles the holder thereof to one vote on each matter to be voted upon at our Annual Meeting.

You may vote or authorize a proxy to vote by any of the following methods:

using the Internet at www.proxyvote.com	call the number included on your proxy card or notice	mail your signed proxy or voting instruction form

About Our Annual Meeting (page 1)

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our Q&A section beginning on page 1 of our Proxy Statement.

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Proposals and Board Recommendations

Proposal		Board Recommendation	Page Reference
Proposal 1	Election of Seven Directors	For all nominees	6

Proposal 2	Ratification of the Appointment of Moss Adams LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2021	For	20

Proposal 3	Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers	For	50

Proposal 4	Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on the Compensation of our Named Executive Officers	One Year	51

Transaction of any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof

Our Business at a Glance

Broadmark Realty Capital Inc. (NYSE: BRMK) is an internally managed commercial real estate finance company that offers short-term, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development of residential or commercial properties.

Our business highlights for 2020, our first full year as a public company, include:

●	Loan Originations. Originated over $625 million of new loans and risk reducing amendments.

●	Portfolio. Managed a total active loan portfolio of $1.2 billion diversified across 12 states at December 31, 2020.

●	Dividends. Paid 12 monthly distributions totaling $0.84 per share.

●	Share Performance. Outperformed an industry benchmark, the FTSE NAREIT Mortgage REITs Index, by 14% on a total shareholder return basis.

●	Launch of Private REIT. In March 2020, we launched Broadmark Private REIT, LLC, a private, non-traded fund structure that participates in loans that we originate and that provides us with an additional source of fee-based income.

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Director Nominees (page 6)

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards
Joseph L. Schocken	74	2019	Chairman of Broadmark; Leader of Merchant Banking and Family Officer Activities of Tranceka Capital, LLC		Finance	None
Jeffrey B. Pyatt	61	2019	President & Chief Executive Officer of our Company		None	None
Stephen G. Haggerty	53	2019	Managing Partner of Trinity Real Estate Investments LLC	√	Compensation (Chair)	None
Daniel J. Hirsch	47	2019	Principal of Cascade Acquisitions Holdings, LLC; Chief Operating Officer and Chief Financial Officer of Cascade Acquisition Corp. and Consultant to Farallon Capital Management, L.L.C.	√	Compensation; Nominating and Corporate Governance (Chair); Finance	The Macerich Company
David A. Karp	61	2019	Former Chief Financial Officer of Empire State Realty Trust, Inc.	√	Audit; Nominating and Corporate Governance; Finance (Chair)	None
Norma J. Lawrence	66	2019	Former Partner at KPMG, LLP	√	Audit; Compensation	Marcus & Millichap Inc.
Kevin M. Luebbers	54	2019	Managing Partner of VIC Partners, LLC	√	Audit (Chair); Nominating and Corporate Governance; Finance	None

Ratification of our Independent Registered Public Accounting Firm (page 20)

We are asking our stockholders to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Say-on-Pay Vote (page 50)

The Company and our Board are committed to regularly engaging with our stockholders on our compensation programs.

Please review our Compensation Discussion and Analysis beginning on page 24 and the accompanying executive compensation tables beginning on page 43 for additional details about our executive compensation program, including information about our named executive officers’ 2020 compensation.

Non-Binding Advisory Vote on the Frequency of Future Say-on-Pay Advisory
Votes (page 51)

We believe that an advisory vote on our named executive officer compensation should be conducted every year to allow our stockholders a formal opportunity to express their views on our executive compensation program annually.

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Executive Compensation Program Highlights (page 25)

Our executive compensation program is designed to align our executive compensation with long-term stockholder interests as described in our Compensation Discussion and Analysis beginning on page 24.

EXECUTIVE COMPENSATION

WHAT WE DO

✓	Avoid Excessive Risk-Taking. Our compensation program is designed to not incent excessive risk-taking by participants.

✓	Align Pay and Performance. Link a substantial portion of compensation to the achievement of pre-established performance measures that drive stockholder value.

✓	Capped Incentive Awards. We design our incentive awards so that even if performance is above the maximum contractual level, we will nonetheless pay no more than a pre-set maximum award.

✓	Double-Trigger Equity Vesting. Our equity awards generally do not vest solely as a result of the occurrence of a change in control.

✓	Robust Executive Officer Stock Ownership Guidelines. Our Chief Executive Officer is required to own common stock with a value equal to at least six times his base salary, our other executive officers are required to own common stock with a value at least three times their respective base salaries.

✓	Holding Period. Until the minimum stock ownership level is achieved, our executive officers must retain 50% of the net-after-tax shares from vesting of equity compensation awards.

✓	Policy on Hedging and Margin. Our officers, as well as our directors and employees are prohibited from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales or utilizing a margin account with respect to buying or selling our securities.

✓	Independent Compensation Consultant. Our Compensation Committee engages an independent compensation consulting firm which provides us with no other services.

✓	Annual Say-on-Pay and Say-on-Frequency. Beginning in 2021, which is the first year that we are subject to the say-on-pay advisory vote requirements and the periodic advisory vote on the frequency of our “say-on-pay” vote, we have recommended to stockholders that we submit our executive compensation program for our named executive officers to say-on-pay advisory votes on an annual basis.

WHAT WE DON’T DO

x	No Excise Tax Gross-Ups. None of our Company’s executives are entitled to any excise tax gross-ups.

x	No Repricing. Our equity compensation plan prohibits repricing of underwater options or SARs or exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

x	No Dividends on Unearned Equity Incentives. We do not pay dividend equivalents on equity grants made to our executive officers.

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Corporate Governance Highlights (page 11)

We maintain a commitment to high corporate governance standards. We believe that sound corporate governance strengthens the accountability of our Board and management and promotes the long-term interest of stockholders.

CORPORATE GOVERNANCE

WHAT WE DO

✓	Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.

✓	MUTA Opt Out. We have opted out of the provisions of the Maryland Unsolicited Takeovers Act that otherwise would permit our Board, without stockholder approval, to divide our Board into three classes serving staggered three-year terms. The Company may only opt back into such provisions with the affirmative vote of a majority of votes cast by stockholders.

✓	No Poison Pill. We do not have a “poison pill” stockholder rights plan in effect.

✓	No Combined Chairman and CEO Role. Our Chief Executive Officer does not serve as Chairman of the Board, and we have designated a lead independent director.

✓	Majority Voting Standard for Directors. Our Bylaws require the affirmative vote of a majority of the total votes cast for and against a nominee for director in an uncontested election of directors. In any uncontested election of a director, any incumbent director who does not receive a majority of the votes cast with respect to the election of such director shall offer to resign from the Board in accordance with our Corporate Governance Guidelines.

✓	Independent Board. Currently five of our seven directors are independent and all members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.

✓	Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board and its committees, including separate committee self-evaluations. In addition, the Chair of our Nominating and Corporate Governance Committee met individually with each director in late 2020 and early 2021 to discuss key Board topics.

✓	Stockholder-Requested Meetings. Our stockholders have the ability to call a special meeting of stockholders in accordance with the process set forth in our Bylaws.

✓	Stockholder Engagement. The Company and our Board are committed to regularly engaging with our stockholders on our Company’s governance practices, compensation programs, performance and other key matters. For example, in November 2020, we engaged in an outreach program to 25 of our largest stockholders to discuss the Company’s corporate governance and executive compensation programs. During 2020, we met with over 75 institutional investors to discuss the Company’s performance and strategic direction.

✓	Executive Sessions of our Board. The independent directors of our Board hold regular executive sessions without management directors.

v

Broadmark Realty Capital Inc.
1420 Fifth Avenue, Suite 2000

Seattle, Washington 98101

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2021 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 27, 2021. Our Annual Report to Stockholders on Form 10-K/A for the year ended December 31, 2020 (“Annual Report”) is being provided to stockholders concurrently with this Proxy Statement. Our Annual Report, however, is not part of the proxy solicitation material. This Proxy Statement and our Annual Report are available at www.proxyvote.com.

This solicitation is made by Broadmark Realty Capital Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement). “We,” “our,” “us,” “Broadmark” and the “Company” refer to Broadmark Realty Capital Inc.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the Proxy materials?

This year, we are using the Securities and Exchange Commission or “SEC” notice and access rule that allows us to furnish our proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. This allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Beginning on or about April 27, 2021, we mailed to most of our stockholders a Notice of Internet Availability of proxy Materials or “Notice” containing instructions on how to access our proxy materials over the Internet and authorize your proxy online. This Notice is not a proxy and may not be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice. We mailed paper copies of the proxy materials to some of our stockholders, including stockholders who have previously requested such printed materials, instead of a Notice.

If you own shares of our common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

How can I attend the virtual Annual Meeting?

In light of the ongoing COVID-19 pandemic, we have again adopted a virtual-only meeting format for the Annual Meeting to protect the health of our stockholders, directors and employees, and stockholders will not be able to attend in person.

You will be able to virtually (i) attend the Annual Meeting, (ii) vote your shares and (iii) submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BRMK2021. Only questions pertinent to meeting matters and of general Company concern will be answered during the Annual Meeting, subject to time constraints and rules of conduct. To participate virtually at the Annual Meeting, you will need the 16-digit voter control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 10:00 a.m. Pacific Time.

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The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the Annual Meeting prior to the start time. Online access will open at 9:45 a.m. Pacific Time, and you should allow ample time to log in to the live webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission virtually to the Annual Meeting in advance. If you have difficulty accessing the meeting, please call (844) 986-0822 (toll free) or (303) 562-9302 (international). Technicians will be available to assist you.

What are the purposes of our Annual Meeting?

At our Annual Meeting, our stockholders will consider and vote on the following matters:

(1)	the election of seven members to Broadmark’s Board of Directors, each to serve for a one-year term expiring at our 2022 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

(2)	the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

(3)	the approval of the compensation of our named executive officers as described in this Proxy Statement; and

(4)	the frequency of future advisory votes on the compensation of our named executive officers.

With respect to any other matter that properly comes before our Annual Meeting, the Proxy holders will vote on such matter in their discretion.

What are the Board’s voting recommendations?

Our Board recommends that you vote as follows:

FOR the election of seven members to Broadmark’s Board of Directors, each to serve for a one-year term expiring at our 2022 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

FOR the approval of the compensation of our named executive officers as described in this Proxy Statement; and

ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on April 13, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and vote at the Annual Meeting. Our common stock constitutes the only class of securities entitled to vote at the Annual Meeting.

What are the voting rights of stockholders?

Each share of our common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker, bank or other agent rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

●	Stockholder of record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record of those shares and the proxy materials are being sent directly to you by us.

●	Beneficial owner of shares held in street name. If your shares are held in an account with a broker, bank or other agent, you are considered the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other agent, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote your shares and are also invited to attend the Annual Meeting virtually. If you hold your shares in street name, please ensure that your shares are voted at the Annual Meeting by timely submitting voting instructions to your broker according to the instructions provided by your broker. See “—How do I vote?” below.

What will constitute a quorum at the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of our shares of common stock outstanding on the Record Date (April 13, 2021) will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were 132,566,410 shares of our common stock outstanding.

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.

What are broker non-votes?

Broker non-votes occur when brokers, banks and other agents holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners. If that happens, brokers, banks and other agents may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which shares of our common stock are listed. On non-routine matters, brokers, banks and other agents cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

The proposal to ratify the appointment of Moss Adams LLP to serve as our independent registered public accounting firm is the only proposal that is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker, bank or other agent, the broker, bank or other agent is permitted to vote your shares on the proposal to ratify the appointment of Moss Adams LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2021, even if the broker, bank or other agent does not receive voting instructions from you.

Under NYSE rules, each of the other proposals is considered to be non-routine. Consequently, if you do not give your broker, bank or other agent voting instructions, your broker, bank or other agent will not be able to vote on these proposals, and broker non-votes may exist with respect to such proposals.

How many votes are needed for each proposal to pass?

Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by proxy is required by our charter and/or Amended and Restated Bylaws (the “Bylaws”) for the election of each director nominee, ratification of the appointment of Moss Adams LLP to serve as our independent registered public accounting firm and approval of the compensation of our named executive officers. Stockholders may vote to recommend to our Board that future advisory votes on executive compensation be conducted every one, two, or three years. Whichever of those alternatives receives a majority of the votes cast will be considered the alternative recommended by stockholders. For purposes of these proposals, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of any of these proposals.

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The proposal to approve the compensation of our named executive officers and the proposal on the frequency of future advisory votes on the compensation of our named executive officers are advisory only and are not binding on our Company or our Board. Our Board and Compensation Committee will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to these advisory votes by stockholders.

Will any other matters be voted on?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If other matters properly come before the meeting, the persons identified in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board, or, if no such recommendation is given, in accordance with their best judgment.

How do I vote?

Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. We urge stockholders to vote promptly either by:

●	Online Internet Voting: Go to www.proxyvote.com and follow the instructions;

●	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions; or

●	By Mail: Requesting, completing, signing and returning a proxy card in the envelope provided.

The deadline for submitting your proxy by Internet or telephone is 11:59 p.m. Eastern Time on June 9, 2021. The designated proxy will vote according to your instructions.

If your shares are registered in the name of your bank or brokerage firm, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If your shares are held in street name, then the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or brokerage firm; and therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm.

You may virtually attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/ BRMK2021 during the meeting using your 16-digit voter control number. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with our Board’s recommendations specified above under “—What are the Board’s voting recommendations?” and in accordance with the best judgement of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.

May I revoke and change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may provide different voting instructions to a proxy on a later date through the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by virtually attending the Annual Meeting and voting during the meeting. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you virtually vote in person at the Annual Meeting. You may also specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to the Company at 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attention: Corporate Secretary.

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What happens now that we are no longer an “emerging growth company”?

As of December 31, 2020, we are no longer an “emerging growth company,” as defined in the JOBS Act. As such, we are required to seek an advisory vote on “say-on-pay” as well as an advisory vote on the frequency of our “say-on-pay” vote and provide more detailed disclosure relating to our executive compensation program. We are, however, exempt from the chief executive officer pay ratio disclosure requirements in this 2021 proxy statement as a result of the one-year phase in period for former emerging growth companies.

Who pays the costs of soliciting proxies?

We will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies. In addition to the mailing of these proxy materials, solicitation may be made by directors, officers and employees of the Company through electronic, telephone or personal solicitation, which will be made without additional compensation, or by our investor relations firm, ICR Inc. We have retained D. F. King & Co., Inc. to aid in the solicitation of stockholders for a fee of approximately $8,500. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently comprised of seven directors, all of whom have terms expiring at the Annual Meeting. The nominees, all of whom are currently serving as directors of the Company, have been recommended by our Board for re-election to serve as directors for one-year terms until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age(1)	Title	Director Since
Joseph L. Schocken	74	Chairman and Director	2019
Jeffrey B. Pyatt	61	President and Chief Executive Officer and Director	2019
Stephen G. Haggerty	53	Director	2019
Daniel J. Hirsch	47	Director	2019
David A. Karp	61	Lead Independent Director	2019
Norma J. Lawrence	66	Director	2019
Kevin M. Luebbers	54	Director	2019

(1) Age as of April 13, 2021.

With the exception of Stephen G. Haggerty, each of our directors joined our Board following the completion of the business combination (the “Business Combination”) on November 14, 2019 pursuant to an Agreement and Plan of Merger, dated August 9, 2019 (the “Merger Agreement”), by and among us, Trinity Merger Corp. (“Trinity”) and certain of its affiliates, PBRELF I, LLC (“PBRELF”), BRELF II, LLC (“BRELF II”), BRELF III, LLC (“BRELF III”), BRELF IV, LLC (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Predecessor Companies” and each a “Predecessor Company”), Pyatt Broadmark Management, LLC (“MgCo I”), Broadmark Real Estate Management II, LLC (“MgCo II”), Broadmark Real Estate Management III, LLC (“MgCo III”), and Broadmark Real Estate Management IV, LLC (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Predecessor Management Companies” and each a “Predecessor Management Company,” and the Predecessor Management Companies, together with the Predecessor Companies and their subsidiaries, the “Predecessor Company Group”). Mr. Haggerty was appointed as a director of our predecessor, Trinity Sub Inc., when it was formed in August 2019 for purposes of entering into the Merger Agreement with the Predecessor Company Group.

Information about our Directors

Our Board seeks a mix of backgrounds and experience among its members and does not follow any ratio or formula to determine the appropriate mix. Rather, our Nominating and Corporate Governance Committee uses its judgment to identify nominees whose viewpoints, backgrounds, experience and other demographics, taken as a whole, contribute to the high standards of service on our Board. The following provides certain biographical information with respect to our nominees for director as well as the specific experience, qualifications, attributes and skills that led our Board to conclude that each director should serve as a member of our Board of Directors.

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SKILLS AND ATTRIBUTES	J. Schocken	J. Pyatt	S. Haggerty	D. Hirsch	D. Karp	N. Lawrence	K. Luebbers
Private Lending: Contributes to a deeper understanding of the Company’s strengths and challenges	√	√

CEO/Executive Experience: Supports our management team through relevant advice and leadership	√	√	√		√		√

Accounting/Financial Reporting: Critical to the oversight of the Company’s financial reporting and internal controls					√	√	√

Real Estate/REITs: Contributes to a deeper understanding of the Company’s strengths and challenges specific to the real estate industry	√	√	√	√	√	√	√

Capital Markets: Valuable in evaluating the Company’s capital structure and financing strategy	√	√	√	√	√		√

Capital Intensive Industry: Contributes to a deeper understanding of the Company’s operations and key performance indicators	√	√	√		√		√

Public Company Executive Compensation: Contributes to our Board’s ability to attract, motivate and retain executive talent			√	√	√

Strategic Planning: Essential to guiding the Company’s long-term business strategy	√	√	√	√	√	√	√

Risk Management: Contributes to the identification, assessment and prioritization of risks facing the Company	√	√	√	√	√	√	√

Other Public Company Board Experience: Provides essential comparison points for operations and governance	√		√	√		√	√

Independent			√	√	√	√	√

Gender	M	M	M	M	M	F	M

Age (as of the record date)	74	61	53	47	61	66	54

Tenure on Board (in years, as of 2021 Annual Meeting)	1.5	1.5	1.5	1.5	1.5	1.5	1.5

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Joseph L. Schocken has served as our Chairman of our Board since the consummation of the Business Combination. Prior to the Business Combination, Mr. Schocken served as Chief Executive Officer of the Predecessor Company Group from the time he founded the Predecessor Company Group in 1987 through the consummation of the Business Combination. In 2010, Mr. Schocken was a co-founder of MgCo I. In addition, Mr. Schocken served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly through an entity, as a member of the board of managers of each of the Predecessor Management Companies from their inception, through in each case, the date of consummation of the Business Combination. Mr. Schocken has guided Tranceka Capital, LLC’s corporate finance practice through private equity transactions and now leads the merchant banking and family office activities, where he oversees the handling of a portfolio of private and public company holdings. Prior to forming Tranceka Capital, LLC and MgCo I, Mr. Schocken helped form Broadmark Asset Management Company. He has previously advised and assisted in the development of capital formation strategy for multiple public and private companies. Mr. Schocken is interested in national economic policy, and served as an appointee of President Obama to the National Advisory Council on Innovation and Entrepreneurship, has written several white papers and articles on capital formation which have led to testimony before committees at both the U.S. House and Senate, and is recognized as one of the driving forces behind the 2011 JOBS Act. Mr. Schocken is the Chairman of Tagtile, Inc. and serves as the Washington state chairman of AIPAC. Mr. Schocken also serves on the AIPAC National Council, DNC National Finance Committee, and previously served on the Seattle Affordable Middle Income Housing Council. Mr. Schocken received a Bachelor of Arts from the University of Washington and an M.B.A. from the Harvard Business School.

Mr. Schocken was selected to serve as a director because of his knowledge regarding the private lending business and prior experience managing the Predecessor Company Group from its inception.

Jeffrey B. Pyatt has served as our President and Chief Executive Officer and a director since the consummation of the Business Combination. Prior to that, he served as President of MgCo I from the time that he co-founded it in 2010 and served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly, as a member of the board of managers of each of the Predecessor Management Companies from their inception, in each case through the consummation of the Business Combination. Prior to founding MgCo I, Mr. Pyatt co-founded and managed a private lending fund, Private Lenders Group, from 2004 to 2009. Mr. Pyatt has served on the boards for three different Boys and Girls Clubs as well as numerous other non-profits. Mr. Pyatt received a Bachelor of Science in accounting from the University of Denver and a master’s degree in taxation from the University of Denver College of Law.

Mr. Pyatt was selected to serve as a director because of his knowledge regarding the private lending business and experience managing the Predecessor Company Group from its inception and prior experience in private lending.

Stephen G. Haggerty has served as a director since our formation. Mr. Haggerty has served as a Managing Partner of Trinity Real Estate Investments LLC (“Trinity Investments”) since May 18, 2018. Mr. Haggerty oversees corporate strategy, leadership and capital markets execution of Trinity Investments. Before Trinity Investments, Mr. Haggerty was the Global Head of Capital Strategy, Franchising and Select Service at Hyatt Hotels Corporation from 2014 to 2018. In that role, Mr. Haggerty was responsible for implementing Hyatt’s overall capital and franchising strategy and overseeing the Select Service business. Prior to assuming that position, Mr. Haggerty was the Executive Vice President, Global Head of Real Estate and Capital Strategy from 2012 to 2014. In that role, Mr. Haggerty was responsible for implementing Hyatt’s capital strategy, managing Hyatt’s hotel asset base and providing support to the teams of development professionals around the world. Before joining Hyatt Hotels Corporation, Mr. Haggerty spent 13 years serving in several positions of increasing responsibility with Marriott International, Inc., including finance, asset management and development roles in various locations around the world, including Hong Kong and London. Mr. Haggerty was also a board member of Playa Hotels & Resorts from 2012 to 2018, during which Playa Hotel & Resorts became a public company. Mr. Haggerty received a Bachelor of Science from Cornell University.

Mr. Haggerty was selected to serve as a director because of his significant experience in corporate real estate transactions, financial underwriting and prior public company experience as an executive.

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Daniel J. Hirsch has served as our director since the consummation of the Business Combination. Mr. Hirsch served as a consultant to Trinity Investments from January 2019 through November 17, 2019. Mr. Hirsch is a principal of Cascade Acquisitions Holdings, LLC, the sponsor of a special purpose acquisition company, Cascade Acquisition Corp. (NYSE: CAS) (“Cascade”) formed in November 2020. Mr. Hirsch is the chief operating officer and chief financial officer of Cascade. In addition, Mr. Hirsch is a consultant to Farallon Capital Management, L.L.C. (“Farallon”), an investment firm that manages capital on behalf of institutions and individuals, for which he has served as a board designee with respect to Farallon’s investment in Playa Hotels & Resorts N.V. (NASDAQ: PLYA), from January 2017 to March 31, 2020. Previously, from 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. During his tenure as a director at Playa Hotels & Resorts N.V., Mr. Hirsch served as the chair of the Compensation Committee and a member of the Nominating and Governance Committee. In addition, Mr. Hirsch has served on the board of The Macerich Company (NYSE: MAC) since 2018 and is currently a member of the Compensation Committee and Nominating and Governance Committee. Mr. Hirsch has extensive knowledge of the capital markets and the real estate sector, drawn from several senior positions he held at Farallon between 2003 and 2016, including Managing Member of the Real Estate Group, Managing Director and Legal Counsel. Prior to joining Farallon, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling LLP, from 2001 to 2003. Mr. Hirsch graduated from Yale Law School with a J.D. and earned a Bachelor of Arts degree, summa cum laude, in Law, Jurisprudence and Social Thought from Amherst College.

Mr. Hirsch was selected to serve as a director because of his extensive knowledge of capital markets and the real estate sector gained through leadership experience in the real estate group of a prominent private equity firm and his prior experience as a public company director, including knowledge of executive compensation through service on the compensation committee of several public companies.

David A. Karp has served as our lead independent director since the consummation of the Business Combination. Mr. Karp is a 36-year veteran in real estate investment finance and management. He was most recently Executive Vice President and Chief Financial Officer of Empire State Realty Trust, Inc. (NYSE: ESRT), a real estate investment trust that owns and operates office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. Mr. Karp joined ESRT’s predecessor in 2011 and was responsible for finance, capital markets, accounting, and investor relations. Prior to that, Mr. Karp served as Managing Director and Chief Financial Officer of Forum Partners Investment Management LLC from 2006 to 2011 and Chief Operating Officer from 2009 to 2011, where he was responsible for both firm-level and fund-level financial management and strategy. From 1996 to 2005, Mr. Karp served as President, Chief Operating Officer and Chief Financial Officer of Falcon Financial Investment Trust, which he co-founded. Mr. Karp has an MBA in Finance and Real Estate from the Wharton School of the University of Pennsylvania and a B.A., summa cum laude, in Economics from the University of California at Berkeley.

Mr. Karp was selected to serve as a director because of his extensive experience in real estate investment finance and prior executive experience, including overseeing financial reporting at a REIT.

Norma J. Lawrence has served as a director since the consummation of the Business Combination. Ms. Lawrence currently serves on the board of directors of Marcus & Millichap Inc. (NYSE: MMI), a brokerage company providing real estate investment brokerage, financing and advisory services. Previously, Ms. Lawrence was a Partner at KPMG, LLP, where she was employed from 1979 to 2012 and provided extensive accounting and auditing services to companies in the real estate and hospitality industries. Ms. Lawrence is currently a member of WomenCorporateDirectors and was a member of the National Association of Real Estate Investment Trusts, the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries, the California Society of Certified Public Accountants, and the American Institute of Certified Public Accountants. Ms. Lawrence received a B.A. in mathematics and an M.B.A. in finance and accounting from the University of California, Los Angeles.

Ms. Lawrence was selected to serve as a director because of her extensive accounting and auditing experience, particularly for companies in the real estate industry.

Kevin M. Luebbers has served as a director of the Company since the consummation of the Business Combination. Mr. Luebbers served as a consultant to Trinity from May 2019 through October 2019, and for Trinity Investments from October 2019 through November 17, 2019. Mr. Luebbers co-founded and has served as managing partner of VIC Partners, LLC, an investment partnership focused on acquiring and repositioning hotel properties, since 2004. Prior to that, he was executive vice president and chief financial officer at RFS Hotel Investors, Inc., a publicly traded real estate investment trust from 2000 to 2003, where he was responsible for the company’s capital markets and treasury functions. Prior to that, Mr. Luebbers served as senior vice president of planning and investment analysis at Hilton Hotels Corporation from 1996 to 2000. Mr. Luebbers was a board member and audit committee chairman of Ambassadors International, Inc., a publicly traded cruise, marina and travel and event company, from 2005 to 2008. Mr. Luebbers received a B.S. from Cornell University and an M.B.A. from the University of California at Berkeley.

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Mr. Luebbers was selected to serve as a director because of his experience as an executive at a public company in the real estate industry, which included responsibility for financial reporting, as well as his prior experience as a public company director, including prior audit committee experience.

Vote Required and Recommendation

The affirmative vote of a majority of the total votes cast for and against each nominee for director at the meeting is necessary for the election of such nominee as a director. For the purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting— How many votes are needed for each proposal to pass?” for additional information regarding the required vote for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board provides guidance and oversight with respect to our financial and operating performance, strategic plans, key corporate policies and decisions and enterprise risk management. Among other matters, our Board considers and approves significant transactions and advises and counsels senior management on key financial and business objectives. Members of our Board monitor our progress with respect to these matters on a regular basis, including through presentations made at Board and committee meetings by senior management.

The Company maintains a commitment to high corporate governance standards. We believe that sound corporate governance strengthens the accountability of our Board and management and promotes the long-term interest of stockholders.

Independence of Directors

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and an audit committee, a compensation committee and a nominating/corporate governance committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of a company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). After reviewing all relevant relationships and considering the NYSE requirements for independence, our Board determined that each Messrs. Haggerty, Hirsch, Luebbers and Karp, and Ms. Lawrence are independent under the NYSE listing standards.

Board Committees

Our Board has established four standing committees: the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Finance Committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time applicable to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and each such committee is comprised exclusively of independent directors. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our Company.

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The table below provides membership information for each of our Board committees as of the date of this Proxy Statement:

Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Joseph L. Schocken				√
Jeffrey B. Pyatt
Daniel J. Hirsch		√	√ (chair)	√
David A. Karp*	√		√	√ (chair)
Kevin M. Luebbers*	√ (chair)		√	√
Norma J. Lawrence*	√	√
Stephen G. Haggerty		√ (chair)
* Audit Committee Financial Expert

Audit Committee

Our Audit Committee is comprised of Messrs. Luebbers and Karp, and Ms. Lawrence, with Mr. Luebbers serving as chairman. Each of our Audit Committee members qualifies as an “audit committee financial expert” as that term is defined by in Item 407(d)(5) of Regulation S-K. During 2020, our Audit Committee met five times.

Our Board adopted an Audit Committee charter, which details the principal functions of our Audit Committee, including oversight responsibilities related to:

●	our accounting and financial reporting processes including audits of our financial statements and the integrity of our financial statements;

●	our systems of internal accounting and financial controls;

●	the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

●	the qualifications and independence of the Company’s independent registered public accounting firm;

●	related party transactions in accordance with the Company’s Related Party Transactions Policy; and

●	the Company’s compliance with legal and regulatory requirements.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the proposed audit, and the coordination of such audit plans, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, and considering the range of audit and non-audit fees.

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Compensation Committee

Our Compensation Committee is comprised of Messrs. Haggerty and Hirsch, and Ms. Lawrence, with Mr. Haggerty serving as chairman. During 2020, our Compensation Committee met six times.

Our Board adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and recommending to the independent directors of our Board for approval the remuneration of our Chief Executive Officer based on such evaluation;

●	overseeing the evaluation of the Company’s other executive officers and reviewing and approving the compensation of our other executive officers;

●	reviewing and recommending to our Board for approval the design of incentive compensation plans and equity-based plans and amendments to any existing plans;

●	administering our incentive compensation plans and equity-based plans, including determining and approving the form and amount of equity awards to executive officers;

●	assisting management in complying with our proxy statement and annual report disclosure requirements; and

●	evaluating and recommending to our Board changes, if appropriate, in the compensation for directors.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or other executive officer compensation and to approve such consultant’s fees and other retention terms. Following the Business Combination, our Compensation Committee engaged FPL Associates L.P. to advise the Compensation Committee on the overall structure and design of the compensation program for the Company’s non-employee directors. In 2020, our Compensation Committee engaged AETHOS Consulting Group to advise the Compensation Committee on executive compensation, including the establishment of an appropriate peer group to be used for compensation benchmarking and data collection metrics. AETHOS does not provide any other services to the Company or its affiliates.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Messrs. Hirsch, Karp and Luebbers, with Mr. Hirsch serving as chairman. During 2020, our Nominating and Corporate Governance Committee met four times.

We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

●	developing and recommending to our Board for approval qualification standards and other criteria for selecting new members of our Board;

●	identifying, evaluating and recommending to our Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

●	developing and recommending to our Board Corporate Governance Guidelines and monitoring compliance with such guidelines;

●	reviewing the composition of our Board and its committees, to assess whether our Board’s composition is consistent with criteria established by our Board, and recommending, as appropriate, changes in number, function or membership including to align with NYSE and regulatory requirements;

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●	recommending to our Board nominees for each committee of the Board; and

●	developing and overseeing the annual performance evaluations of our Board and its committees and management.

Finance Committee

Our Finance Committee is comprised of Messrs. Karp, Hirsch, Luebbers and Schocken, with Mr. Karp serving as chairman. From its formation in September 2020 through December 31, 2020, our Finance Committee met two times. Our Finance Committee’s primary function is to assist our Board in its oversight of the Company’s capital structure and financial policies and strategies.

Board and Committee Meetings

During the fiscal year ended December 31, 2020, our Board met nine times. Each director attended over 75% of the aggregate number of meetings of the Board and the committees on which he or she served.

Board Leadership Structure

Our Board has a separate Chairman and Chief Executive Officer. Mr. Schocken serves as our Chairman and Mr. Pyatt as our Chief Executive Officer. Given the recent completion of the Business Combination, and our relatively new status as a public company, we believe that having Messrs. Schocken and Pyatt in these separate roles is beneficial to us. The experience and knowledge gained by Messrs. Schocken and Pyatt in previously managing the Predecessor Company Group’s business allows them to contribute to the Company in their different capacities. By solely serving in his role as our Chief Executive Officer, Mr. Pyatt is able to focus on the management and operation of the Company’s business, including responsibilities of being a public company, without the additional responsibilities of also serving as Chairman.

Our Corporate Governance Guidelines provide that whenever the Chairman of the Board does not qualify as an independent director, the independent directors may elect from among themselves a lead independent director of the Board. Accordingly, in 2019, the independent directors appointed David A. Karp to serve as lead independent director. Our Corporate Governance Guidelines provide the lead independent director responsibilities, which include, among others:

●	presiding at meetings of our Board at which the Chairman is not present, including separate sessions of the non-management directors;

●	serving as liaison between the Chairman and the independent directors;

●	being available for consultation and communication with major stockholders upon request; and

●	performing such other responsibilities as the independent directors may determine from time to time.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our non-management directors meet in executive sessions without management director participation regularly. The Chairman of the Board, or the lead independent director, presides at these sessions.

Director Selection Process

Our Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to our Board of nominees for election as directors. In assessing candidates for election to our Board, the Nominating and Corporate Governance Committee takes into account such factors as it

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deems appropriate, including, among others, the business or other relevant experience, skills and knowledge that the candidate may have, the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the candidate, and other factors relative to the overall composition of our Board. In addition, the Nominating and Corporate Governance Committee considers whether a potential candidate for director has the ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves. Our Board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant to the role of our Board and the needs of our business. Accordingly, our Board, through the Nominating and Corporate Governance Committee, will regularly review the changing needs of the business and the skills and experience resident in its members, with the intention that our Board will be periodically “refreshed” as certain directors rotate off and new directors are recruited. Our Board’s commitment to refreshment will be tempered by the need to balance change with continuity and experience.

Applying the criteria described above, our Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the stockholders. After completing the identification and evaluation process described above, our Nominating and Corporate Governance Committee recommends the nominees for directorship to our Board. Taking our Nominating and Corporate Governance Committee’s recommendation into consideration, our Board then approves the nominees for directorship for stockholders to consider and vote upon at the annual meeting of stockholders.

Diversity

Although we do not have a formal policy for the consideration of diversity in identifying nominees for director, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in our Board as a whole when identifying and selecting nominees. The Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of perspectives, skills sets, gender, ethnicities, ages, education and business experience. These factors, the additional factors described above under “Director Selection Process” and others that are considered useful by the Nominating and Corporate Governance Committee, are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. The Nominating and Corporate Governance Committee focuses on including on our Board a complementary mix of individuals with diverse backgrounds, knowledge and viewpoints reflecting the broad set of challenges that the Board confronts without representing any particular interest group or constituency. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for the effective oversight of our Company’s business and affairs.

Role of our Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from three standing committees: our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described above, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Among other things, our Audit Committee reviews and discusses with management risks relating to cybersecurity and our strategies to assess and mitigate such risks. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our Corporate Governance Guidelines.

Succession Planning

Our Nominating and Corporate Governance Committee periodically reviews short- and long-term succession plans for the Chief Executive Officer and other senior management positions and reports to our Board regarding the same. In general, our Nominating and Corporate Governance Committee’s management succession planning is designed to anticipate both “planned” successions, such as those arising from anticipated retirements, as well as unexpected successions, such as those occurring when an executive leaves suddenly to take a new position, or due to death, disability or other unforeseen events.

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Annual Board and Committee Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, our Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of our Board and its committees in order to assess the overall effectiveness of our Board and its committees. The results of the assessment, along with any recommendations for modifications in Board or committee practice to enhance overall effectiveness of the Board and its committees are reported by the Nominating and Corporate Governance Committee directly to, and are discussed with, our Board. As part of the evaluation process for 2020, the Chair of our Nominating and Corporate Governance Committee met individually with each director in late 2020 and early 2021 to discuss key Board topics.

Prohibition on Hedging

Our insider trading policy prohibits our directors, officers and employees from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales, utilizing a margin account with respect to buying or selling our securities or trading in exchange-traded options or other derivative securities with respect to our securities.

Communications with our Board

Stockholders and other interested parties may communicate with our Board by sending written correspondence to Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attention: Corporate Secretary. The Corporate Secretary will open the correspondence for the sole purpose of determining whether the contents represent a message to the Company’s directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of our Board.

Annual Meeting Attendance

Directors are encouraged to make reasonable efforts to attend the annual meeting of stockholders. All of our directors attended our 2020 annual meeting of stockholders.

Outside Director Compensation

Director Compensation Table

The following table provides information regarding the compensation of our outside directors for the fiscal year ended December 31, 2020, other than Mr. Schocken. Mr. Schocken is compensated pursuant to a consulting agreement for his service as our Non-executive Chairman and does not receive separate compensation for service as a director. Please see below for a description of Mr. Schocken’s consulting agreement. We refer to directors who are neither employees of the Company or its subsidiaries nor have a consulting agreement with the Company or its subsidiaries as “outside directors.”

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Name	Fees Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Stephen G. Haggerty	90,000	199,726	—	289,726
Daniel J. Hirsch	91,250	199,726	—	290,976
Kevin M. Luebbers	101,250	199,726	—	300,976
Norma J. Lawrence	90,000	199,726	—	289,726
David A. Karp	117,500	199,726	—	317,226

(1)	The amounts shown represent the grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as “FASB ASC Topic 718,” of restricted stock awards granted under our Amended and Restated 2019 Stock Incentive Plan as currently in effect.

Outside Director Compensation Policy

Pursuant to our outside director policy, each outside director receives an annual retainer of $165,000, consisting of a $75,000 annual cash retainer paid in quarterly installments, and a restricted stock unit (“RSU”) grant with a value of $90,000.

The RSU awards are customarily granted on the date of our annual meeting of stockholders and will vest on the earlier of one year anniversary of the date of grant or the date of the next annual meeting based on the director’s continued service through such date; provided, however, that any unvested awards will accelerate in the event the recipient dies while serving as a director, discontinues service as a director as a result of disability, or if the service of a director is terminated without cause in connection with or within 24 months of a change in control of the Company.

Our Board adopted a program in 2020 which allows each outside director, effective beginning as of the date of the Annual Meeting, to elect to receive an increase in the annual RSU grant in lieu of all or any portion of the annual cash retainers for Board service, and the additional compensation payable for lead independent director service, committee chair service and committee member service, as described below. The increase in the annual RSU grant, if elected, will be for a number of shares equal to the foregone amount of the cash retainers divided by the closing price per share of common stock on the last trading day before the grant date.

We also pay additional annual cash compensation to our lead independent director, chairpersons of our Audit, Compensation, and Nominating and Corporate Governance and Finance Committees, as well as other members of such committees, as set forth below. Such payments are also paid in quarterly installments.

Lead Independent Director and Committee Chairs

●	Lead independent director: $25,000.

●	Chair of the Audit Committee: $20,000.

●	Chair of the Compensation Committee: $15,000.

●	Chair of the Nominating and Corporate Governance Committee: $10,000.

●	Chair of the Finance Committee: $10,000.

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Other Committee Members

●	Audit Committee: $10,000.

●	Compensation Committee: $5,000.

●	Nominating and Corporate Governance Committee: $5,000.

●	Finance Committee: $5,000.

The Finance Committee was created in September 2020, and as a result, the committee chairman and member fee was only partially paid in 2020.

In 2020, directors received two equity awards: one in February 2020 for service as a director for the period commencing November 14, 2019 through our 2020 annual meeting, and another grant at the time of our annual meeting for service until our 2021 annual meeting. The number of RSUs awarded in February 2020 was determined based upon the value of the annual award of RSUs ($90,000) divided by the reference price used in the Business Combination (approximately $10.45 per share of common stock). This February 2020 award vested on November 14, 2020 (the first anniversary of the Business Combination).

Schocken Consulting Agreement and Equity Award

Mr. Schocken is compensated pursuant to a consulting agreement for his service as our Non-Executive Chairman and does not receive separate compensation for service as a director. Mr. Schocken entered into a consulting agreement with us that became effective November 14, 2019, pursuant to which he serves as our Non-Executive Chairman. He will serve in such capacity until either the Company or Mr. Schocken gives written notice of his termination as Non-Executive Chairman. As consideration for his service as the Non-Executive Chairman, Mr. Schocken is being paid an aggregate of $650,000 over the two-year period from November 14, 2019 until November 14, 2021, which amount (i) is inclusive of any other fees that the Company may pay to its other non-employee directors, and (ii) is payable over the same two-year period whether Mr. Schocken serves the full two-year term or not. Should Mr. Schocken continue to serve as our Non-Executive Chairman after November 14, 2021, then he will be entitled to the Board’s customary fee for service as a director and Non-Executive Chairman in an amount deemed appropriate by our Board.

Additionally, Mr. Schocken received an RSU award for 95,694 shares of our common stock pursuant to terms of the award agreed we entered into in connection with the Merger Agreement. The payment of this award was subject to completion of the Business Combination and approval by our Compensation Committee. The RSU was issued on February 3, 2020 and vested in full on the payment date. Since the award was issued substantially in accordance with terms agreed upon in 2019, the award was deemed granted in 2019 for financial reporting and reflected in the Summary Compensation Table of our 2020 proxy statement, although the RSUs were formally approved and issued in 2020. Similarly, the full $650,000 consulting fee being paid to Mr. Schocken over a two-year period pursuant to the consulting agreement was reported in our 2020 proxy statement as compensation to Mr. Schocken in the Summary Compensation Table of our 2020 proxy statement, as the full amount of the consulting fee will be paid to Mr. Schocken irrespective of whether he serves as our chairman for the full two-year term.

Non-Management Director Stock Ownership Policies

Non-management directors are required to own common stock with a value equal to at least five times the annual cash retainer for Board service by the end of the fifth year after initial election or appointment. Until the required ownership level is achieved, non-management directors must retain at least 50% of net-after-tax profit shares from equity compensation awards. Net-after-tax profit shares are shares from vesting of equity compensation awards and/or shares received upon exercise of stock options, net of taxes. This retention requirement will also apply if a non-employee director becomes non-compliant due to a reduction in stock price.

The stock ownership policies also set forth the forms of equity interests which count toward stock ownership, and specifically exclude pledged securities from counting. Our policies further provide that a non-management director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in our Company’s securities shall be exempt. The full stock ownership policies are set forth in our Corporate Governance Guidelines, which are posted on our website.

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Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.broadmark.com, and these documents are available in print to any stockholder who sends a written request to such effect to Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attention: Corporate Secretary. Any changes to these documents, and any waivers granted by us with respect to our Code of Business Conduct and Ethics, will be posted on our website. Information on or accessible from our website is not and should not be considered a part of this Proxy Statement.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board, which is composed entirely of independent directors, has appointed Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, our Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Moss Adams LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm. For purposes of the vote on this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Moss Adams LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Moss Adams LLP is not ratified, our Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

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REPORT OF THE AUDIT COMMITTEE AND INDEPENDENT AUDITOR MATTERS

Audit Committee Report

Our Audit Committee consists of the three directors whose names appear below, each of whom is independent under the NYSE listing standards and the SEC rules. Our Audit Committee’s general role is to assist our Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2020 and met with management, as well as with representatives of Moss Adams LLP, the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Moss Adams LLP the matters required to be discussed by the applicable Public Company Accounting Oversight Board and SEC requirements.

In addition, the Audit Committee received the written disclosures and the letter from Moss Adams LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Moss Adams LLP its independence.

Based on these discussions, the financial statement review, and other matters deemed relevant, the Audit Committee recommended to our Board that the Company’s audited financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for 2020.

Respectfully submitted,

The Audit Committee of the Board of Directors

Kevin M. Luebbers (Chairman)
David A. Karp
Norma J. Lawrence

Audit Fees

Moss Adams LLP billed $631,101 and $646,306 in Audit Fees for services performed for the fiscal years ended December 31, 2020 and December 31, 2019, respectively. Audit Fees include fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly report on Form 10-Q, services provided in connection with registration statements and other professional services provided in connection with regulatory filings.

There were no other fees billed by Moss Adams LLP for services rendered to the Company, other than the services described above, for the years ended December 31, 2020 and December 31, 2019.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Company’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit and non-audit services to the Company. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence.

Pursuant to the Pre-Approval Policy, our Audit Committee may delegate authority to one or more of its members to pre-approve engagements for the performance of audit and non-audit services. Any member of our Audit Committee who pre-approves audit or non-audit services pursuant to a delegation of authority must report such pre-approval decisions to the Audit Committee at its next scheduled meeting. During 2020, all of the services provided by Moss Adams LLP were pre-approved by our Audit Committee.

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Changes in Principal Auditor

Our consolidated financial statements for the fiscal years ended December 31, 2020, 2019 and 2018 have been audited by Moss Adams LLP.

On November 14, 2019, the board of directors of Trinity terminated the engagement of Ernst & Young LLP as Trinity’s independent registered accounting firm. Ernst & Young LLP’s reports on the financial statements of Trinity at December 31, 2018, and for the period from January 24, 2018 (inception) through December 31, 2018, and in the subsequent interim period through date of dismissal did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the period described above, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports on Trinity’s financial statements for such period. Upon consummation of the Business Combination, Ernst & Young LLP ceased to be the independent registered public accounting firm for the Company and the Company subsequently retained Moss Adams LLP as its independent registered public accounting firm.

CohnReznick LLP (“CohnReznick”) previously audited the financial statements of the PBRELF, BRELF II and BRELF III as of and for the year ended December 31, 2018. In connection with the Business Combination, on or about April 19, 2019 each of PBRELF, BRELF II, and BRELF III dismissed CohnReznick as its principal accountant and each of the Predecessor Companies engaged Moss Adams LLP as its independent registered public accounting firm. CohnReznick’s reports on the financial statements of each of PBRELF and BRELF II as of and for the years ended December 31, 2017 and 2018 and of BRELF III as of and for the year ended December 31, 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the period described above, there were no disagreements with CohnReznick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to satisfaction of such firm, would have caused such firm to make reference to the subject matter of the disagreement in connection with its reports on audited financial statements for such period.

On April 19, 2019, the Predecessor Companies engaged Moss Adams LLP as the independent registered public accounting firm for each of the Predecessor Companies. The termination of CohnReznick by PBRELF, BRELF II and BRELF III, and the engagement of Moss Adams LLP by each of the Predecessor Companies was approved by the managers of the Predecessor Management Companies.

Except as set forth below, and in the financial statements audited by Moss Adams LLP related to the following entities included in the Company’s Form S-11 Registration Statement, File No. 333-235402 (the “S-11”), there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. During the audits of the financial statements of PBRELF, BRELF II, BRELF III, BRELF IV, MgCo I, MgCo II, MgCo III, and MgCo IV included in the S-11, Moss Adams LLP noted deficiencies within the financial closing and reporting process due to lack of segregation of duties, including access controls of information technology over sensitive and critical financial information, lack of review procedures over financial information and inadequate documentation of policies and procedures over the identification of technical accounting matters, and related documentation addressing accounting matters. With respect to the audits of PBRELF, BRELF II, BRELF III, and BRELF IV, the lack of controls contributed to certain proposed audit adjustments related to deferred fees and missing or incomplete disclosures related to equity structure/share counts, credit quality disclosures and cash flow statements in the footnotes to the financial statements. As such, Moss Adams LLP identified material weaknesses in the internal control over financial close reporting process. With respect to MgCo I, MgCo II, MgCo III, and MgCo IV, the lack of controls contributed to the inability to record certain material adjustments to the financial statements related to cash and related party reclassifications, compensation expense and completeness and accuracy and/or missing or incomplete disclosures related to certain statements related to equity structure/share count. As such, Moss Adams LLP had identified material weaknesses in the internal control over financial close reporting process in its audits of the Predecessor Companies. The Company determined that the material weakness identified in the prior year were remediated as of December 31, 2020.

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EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers are elected annually by our Board and serve at the Board’s discretion.

Name	Age(1)	Title
Jeffrey B. Pyatt	61	President and Chief Executive Officer
David Schneider	39	Chief Financial Officer and Treasurer
Nevin Boparai	41	Chief Legal Officer and Secretary
Linda D. Koa	45	Chief Operating Officer and Assistant Secretary
Daniel Hirsty	30	Chief Credit Officer
(1) Age as of April 13, 2021.

Set forth below is a description of the background of our executive officers, other than the background of Mr. Pyatt, whose background is described above under “Proposals to be Voted On—Proposal 1: Election of Directors—Information About our Directors.”

David Schneider has served as our Chief Financial Officer since December 2019. Mr. Schneider previously served as Chief Accounting Officer of New Residential Investment Corp. (NYSE: NRZ), a mortgage real estate investment trust, and as a Managing Director of its external manager, since May 2018, and prior to that, served as Senior Vice President and Comptroller for New Residential Investment Corp. since May 2014. Previously, Mr. Schneider served in various other senior financial and regulatory reporting roles, including as Vice President of Corporate Accounting Policy at JPMorgan Chase, Director of Global Accounting Policy and Advisory at American Express, and Assistant Vice President of Internal Audit at Credit Suisse. Mr. Schneider is a licensed certified public accountant in New York, and a member of the New York State Society of Certified Public Accountants. He is a graduate of Fordham University with a Bachelor of Science in Accounting.

Nevin Boparai has served as our Chief Legal Officer since September 2020. From January 2015 to August 2020, Mr. Boparai served as Assistant General Counsel, Corporate & Securities at Ventas, Inc. (NYSE: VTR), an S&P 500 healthcare real estate investment trust, where he was responsible for the company’s capital markets, corporate finance, SEC reporting and corporate governance legal functions. While at Ventas, Mr. Boparai also served as Managing Director of Ventas Life Science and Healthcare Real Estate Fund, a perpetual life, private capital vehicle that he helped launch. Prior to that, Mr. Boparai served as Counsel, Corporate Transactions for Abbott Laboratories and as an Associate with the law firm of Jones Day in Silicon Valley. Mr. Boparai received his Juris Doctor from Boston University School of Law and his Bachelor of Arts from Rutgers University.

Linda D. Koa has served as our Chief Operating Officer since March 2020. Ms. Koa previously served as Vice President, Operations of the Company beginning on November 14, 2019. Prior to that, she served as Vice President of Operations and Client Services for Tranceka Capital, LLC since 2017. Prior to that, Ms. Koa was Co-Head of West Coast Operations and Client Services at Envestnet/Tamarac, a financial software firm from 2015 to 2017. She previously held various roles, including as a Senior Manager with Charles Schwab from 2010 to 2012 and Vice President with Merrill Lynch from 2007 to 2009. Prior to that, she held various roles with Prudential Financial. Ms. Koa has a Certificate in Financial Planning from Fairleigh Dickinson University and received B.A. in Political Science with a Certificate in Political Economy. Ms. Koa received a B.A. in Political Science with a Certificate in Political Economy and an M.B.A. from the University of Washington. Ms. Koa is She is registered with FINRA and currently holds the Series 7, 63 and 24 registrations.

Daniel Hirsty has served as our Chief Credit Officer since March 2020. Mr. Hirsty previously served as Vice President of Credit of the Company beginning on November 14, 2019. Prior to that, he served as Asset Manager for MgCo I from 2018 to 2019 and as Associate for Tranceka Capital, LLC from 2017 to 2018. Prior to that, Mr. Hirsty served as Financial Analyst for BHP Billiton, a multinational mining, metals and petroleum public company, from 2014 to 2017. Mr. Hirsty received a B.A. in Political Science from the University of Washington and an M.A. in Professional Accounting from The University of Texas at Austin.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, how the program is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions our Compensation Committee (for purposes of this CD&A, we refer to the Compensation Committee as our “Committee”) made under the program for our named executive officers. In 2020, each of our executive officers identified under “Executive Officers” above was a named executive officer.

Business Highlights

Our business highlights for 2020, our first full year as a public company, include the following:

●	Loan Originations. Originated over $625 million of new loans and risk reducing amendments.

●	Portfolio. Managed a total active loan portfolio of $1.2 billion diversified across 12 states at December 31, 2020.

●	Dividends. Paid 12 monthly distributions totaling $0.84 per share.

●	Share Performance. Outperformed an industry benchmark, the FTSE NAREIT Mortgage REITs Index, by 14% on a total shareholder return basis.

●	Launch of Private REIT. In March 2020, we launched Broadmark Private REIT, LLC, a private, non-traded fund structure that participates in loans that we originate and that provides us with an additional source of fee-based income.

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Compensation Highlights

Compensation Elements

The following chart summarizes, for each component of our ongoing executive compensation program, the objectives and key features and the compensation decisions made by our Committee for our named executive officers in 2020:

Pay Element Objectives and Key Features		2020 Highlights
Base Salary	● Fixed cash pay based on the scope and complexity of each position, the named executive officer’s experience, competitive pay levels and general economic conditions

●

2020 salaries remained unchanged from 2019 levels for our named executive officers, except for Ms. Koa and Mr. Hirsty, who were appointed as executive officers in March 2020, and Mr. Boparai, who was hired by the Company in September 2020

Annual Incentive

●

Variable cash pay earned based on the level of achievement of annual performance goals

●

Rewards achievement of both corporate and individual performance

●

Performance was measured using annual performance goals designed to support our Company’s short-term financial and strategic objectives:

o

Corporate goals, specifically, Adjusted Core Earnings per share, growth of manager subsidiary and remedying control deficiencies, weighted 50%, 12.5% and 12.5%, respectively, and evaluated against discrete performance goal levels ranging from Threshold to Maximum

o

Individual performance was weighted 25% against discrete performance goal levels ranging from Threshold to Maximum

●

Performance was achieved at the following levels for:

o

Adjusted Core Earnings per share; 40% of Target performance as approved by the Committee

o

Growth of Manager Subsidiary: Above Threshold performance

o

Remedying Control Deficiencies: Target performance

●

The resulting average weighted achievement was

56% of Target performance for the corporate performance goals portion of the award

●

Individual performance was awarded at varying performance levels ranging from Target to Above Target for each named executive officer

Refer to “— Our Compensation Decisions and Results For 2020—Annual Incentives for 2020” for more detail

Long-Term Incentives	Service-Based Restricted Stock Units ● Generally vest ratably over a three-year period to promote stockholder alignment, retention and stability of our management team

●

2020 was the first year of the Company’s long-term incentive compensation program, and during 2020, only service-based restricted stock units were awarded. During 2021, the Company has adopted a program for performance-based equity compensation in addition to service-based restricted stock units

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Target Total Direct Compensation Mix

Chief Executive Officer
2020 Pay Mix at Target

Note: The above pie chart excludes a grant to Mr. Pyatt that was formally granted in February 2020 but was treated for accounting purposes as having been granted in 2019. See “Long-term Incentives for 2020.”

Target Compensation

Target compensation includes base salary, target annual incentive bonus, and the value of long-term incentives in 2020 (based on the closing price of common stock on the last trading day before the grant date). 69% of our Chief Executive Officer’s 2020 compensation opportunity was “at risk,” as illustrated above.

Our long-term performance-based equity compensation program was still under design in 2020. In 2021, a significant portion of the long-term incentive compensation opportunity is in the form of equity awards, and a significant portion of the value of those awards is tied to Company performance.

Compensation Governance Highlights

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term stockholder value while minimizing excessive risk-taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

✓	Avoid Excessive Risk-Taking. Our compensation program is designed to not incent excessive risk-taking by participants.

✓	Align Pay and Performance. Link a substantial portion of compensation to the achievement of pre-established performance measures that drive stockholder value.

✓	Capped Incentive Awards. We design our incentive awards so that even if performance is above the maximum contractual level, we will nonetheless pay no more than a pre-set maximum award.

✓	Double Trigger Equity Vesting. Our equity awards generally do not vest solely as a result of the occurrence of a change in control.

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✓	No Excise Tax Gross-Ups. None of our Company’s executives are entitled to any excise tax gross-ups.

✓	Robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own common stock with a value equal to at least six times his base salary; our other executive officers are required to own common stock with a value at least three times their respective base salaries.

✓	Holding Period. Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from the vesting of equity compensation awards. See “Stock Ownership Policies.”

✓	No Repricing. Our equity compensation plan prohibits repricing of underwater options or SARs or exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

✓	No Dividends on Unearned Equity Incentives. We do not pay dividends or dividend equivalents on equity grants made to executive officers.

✓	Policy on Hedging and Margin. Our officers, as well as our directors and employees, are prohibited from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales or utilizing a margin account with respect to buying or selling our securities.

✓	Independent Compensation Consultant. Our Committee engages an independent compensation consulting firm which provides us with no other services.

✓	Annual Say-on-Pay and Say-on-Frequency. Beginning in 2021, which is the first year that we are subject to the say-on-pay advisory vote requirements and the periodic advisory vote on the frequency of our “say-on-pay” vote, we have recommended to stockholders that we submit our executive compensation program for our named executive officers to say-on-pay advisory votes on an annual basis.

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our corporate strategy.

•	Link compensation earned to achievement of our short-term, and beginning in 2021, long-term financial and strategic goals.

•	Align the interests of management with those of our stockholders by providing a substantial portion of compensation in the form of equity-based incentives and maintaining robust stock ownership requirements.

•	Adhere to high standards of corporate governance.

Our Committee believes strongly in linking compensation to corporate performance. The annual incentive awards are primarily based on corporate performance and, beginning in 2021, a substantial portion of the long-term equity incentive awards for our named executive officers will depend on our corporate performance. Our Committee also recognizes individual performance in making its executive compensation decisions. Our Committee believes this is a well-designed program overall to attract, motivate and retain highly-skilled executives whose performance and contributions benefit our Company and our stockholders.

Our Committee does not have a strict policy for allocating a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, our Committee considers how each component promotes retention and/or motivates performance by the executive. Our Committee believes it utilizes the right blend of cash and equity to provide appropriate incentives for executive officers while aligning their interests with those of our stockholders and encouraging the executive officers’ long-term commitment to our Company.

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Role of the Compensation Committee

Our Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit plans and our equity compensation plan, with authority to authorize awards under our incentive plans. In addition, the independent directors of our Board review and approve the compensation of our Chief Executive Officer, but are not required to separately approve equity compensation grants.

Role of Management

Management, under the leadership of our Chief Executive Officer, develops our Company’s strategy and corresponding internal business plans, which our executive compensation program is designed to support. Our Chief Executive Officer also provides our Committee with his evaluation of the performance of, and his recommendations regarding compensation for, his direct reports, including the other named executive officers.

Role of Compensation Consultant

In 2020, our Committee retained AETHOS Consulting Group (“AETHOS”) as its independent compensation consultant to advise the Committee on executive compensation, including the establishment of an appropriate peer group to be used for compensation benchmarking and data collection metrics. In hiring AETHOS, our Committee reviewed and considered factors disclosed by AETHOS relating to its independence and any potential conflicts of AETHOS. AETHOS provides no other services to our Company or its affiliates and disclosed that it had no other business or personal relationship with our named executive officers or members of our Committee apart from providing consulting services to another company as to which Mr. Haggerty and Mr. Hirsch formerly served as members of the board of directors.

Role of Data for Peer Companies

Our Committee’s independent compensation consultant conducted a competitive review of our executive compensation program, including a competitive analysis of pay opportunities for our named executive officers as compared to the relevant peer group selected by our Committee. Our Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. In 2020, our Committee worked with its independent compensation consultant to select a peer group of publicly traded REITs, against which such consultant conducted a competitive analysis of compensation for purposes of developing our executive compensation program. The criteria for selection include the following factors:

●	The Company would target similarly qualified talent as is available in these REITs if the Company were seeking to fill executive management or Board positions.

●	The REITs were all internally managed.

●	Each REIT was comparably sized to the Company in terms of market capitalization and annual revenue, specifically, market capitalization within a range of $500 million to $1.5 billion (at the time of selection) and generally less than $1 billion in annual revenues.

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The peer group selected by our Committee was comprised of the following fifteen publicly-traded REITs:

Acadia Realty Trust (AKR)	Kite Realty Group Trust (KRG)
Alexander & Baldwin, Inc. (ALEX)	Ladder Capital Corp (LADR)
American Assets Trust, Inc. (AAT)	Macerich Company (MAC)
Arbor Realty Trust Inc. (ABR)	Retail Opportunity Investments Corp (ROIC)
Armada Hoffler Properties, Inc. (AHH)	Summit Hotel Properties, Inc. (INN)
Columbia Property Trust, Inc. (CXP)	Sunstone Hotel Investors, Inc. (SHO)
DiamondRock Hospitality Company (DRH)	Tanger Factory Outlet Centers, Inc. (SKT)
Investors Real Estate Trust (IRET)

(As of April 8, 2020)

Our Committee did not use peer group data as the sole determining factor in setting compensation in 2020 because each officer’s role and experience is unique. Rather, peer group data was used as a general guideline. Our Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer’s and our Company’s performance.

Our Compensation Opportunities, Decisions and Outcomes For 2020

Compensation opportunities for each named executive officer consisted of a base salary, an annual bonus opportunity, and long-term incentives, each of which is described in more detail below. Our Committee used the lower quartile of the peer group identified above as a general guideline for setting 2020 total direct compensation for the named executive officers, but made adjustments to each officer’s compensation to take into account his or her respective roles and experience. If the executive officers perform well and develop professionally in their respective public company roles, our Committee intends to increase the executive officers’ total annual compensation to be closer to the median of the peer group over time.

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Base Salaries for 2020

Our Committee decided that the 2020 annual base salaries of the named executive officers would remain unchanged from 2019 levels for all the officers, except for Ms. Koa and Mr. Hirsty who were appointed as executive officers in March 2020 and Mr. Boparai who was hired in 2020. As 2020 was the Company’s first full year as a publicly traded company, our Committee determined that it would evaluate annual base salaries for potential increases in 2021 in the context of the factors and considerations discussed above.

Annual Incentives for 2020

Each executive officer has a target annual incentive opportunity, expressed as a percentage of base salary. For 2020, the target bonus opportunity was 125% of base salary for Mr. Pyatt and 100% of base salary for each other named executive officer (prorated from the date of hire in 2020 for Mr. Boparai).

Our Committee set target bonuses for Mr. Pyatt at a higher percentage of annual base salary than the other named executive officers because of his position as the Company’s chief executive officer and strategic leader, as well as taking into account competitive compensation data of our peer group of companies. Actual annual incentive bonus payments for 2020 could range from 0% to 200% of Mr. Pyatt’s base salary (0% to 160% of target bonus) and from 0% to 150% of the base salary and target bonus for each other named executive officer (other than Mr. Boparai), based on our Committee’s assessment of annual performance against the objectives established for the year. Mr. Boparai’s target bonus opportunity for 2020 was established in his employment agreement but contained no lower or upper limit for achievement at levels other than target.

Under our 2020 annual cash bonus program for all of the named executive officers, our Committee evaluated performance against objectives established when the program was approved by our Committee in August 2020. These objectives were designed to reward the successful execution of our strategies and fell into two broad components: corporate performance measures and individual performance measures. For 2020, three corporate performance measures collectively determined 75% of each named executive officer’s earned bonus; the remaining 25% was based on our Committee’s assessment of the officer’s individual performance.

2020 Performance Bonus Earned (Corporate Performance - 75% Weighting, Individual Performance – 25% Weighting)

On a weighted average basis, the corporate performance measures resulted in a payout of 56% of the target bonus for the corporate performance component for all of our named executive officers as outlined in the table below. The combined corporate and individual performance measures resulted in the following payouts as a percentage of the target bonus for each performance component for the named executive officers, as well as the following total performance payout as a percentage of the target bonus and base salary for the named executive officers:

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Name	2020 Corporate Performance Component, 75% weighting (Payout as % of Target Bonus for Component)	2020 Individual Performance Component, 25% weighting (Payout as % of Target Bonus for Component)	2020 Total Performance (Payout as % of Target Bonus)	2020 Total Performance (Payout as % of Base Salary)
Mr. Pyatt	56%	100%	67%	84%
Mr. Schneider		125%	73%	73%
Mr. Boparai		100%	67%	67%
Ms. Koa		125%	73%	73%
Mr. Hirsty		100%	67%	67%

Following is more detail on the structure and the actual results of the 2020 annual cash bonus program for the named executive officers.

2020 Corporate Performance Goal Payouts-Weighted 75%

The table below sets forth the corporate-wide goals established by our Committee upon establishment of the 2020 annual bonus program and the payouts approved by our Committee.

		2020 Goals
Measure	Weighting	Threshold	Target	Max	2020 Actual	All NEOs Payout (% of Target Bonus)
Adjusted Core EPS	50%	$0.756	$0.84	$0.966	$0.753	40%
Growth of Manager Subsidiary	12.5%	DISCRETIONARY				75%
Remedying Control Deficiencies	12.5%	DISCRETIONARY				100%

The Adjusted Core EPS target goal for 2020 was $0.84. The original minimum Adjusted Core EPS goal at the date the Committee adopted the annual cash bonus program was $0.756 (90% of the target goal) in order to achieve a threshold bonus for this component.

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For both the Growth of the Manager Subsidiary and the Remedying Control Deficiencies metrics, there were five discrete performance levels for earning a bonus for each such component as shown in the table below.

Achievement Against Goal	CEO Percent of Applicable Target Bonus for Component Paid	Other NEOs Percent of Applicable Target Bonus for Component Paid
Under Threshold	0%	0%
Threshold	50%	50%
Above Threshold	75%	75%
Target	100%	100%
Above Target	130%	125%
Outstanding	160%	150%

The level of achievement for the Growth of the Manager Subsidiary and the Remedying Control Deficiencies metrics for each named executive officer was determined based on the subjective assessment of our Committee, taking into each officer’s performance against previously established individual performance goal and each officer’s contribution.

Adjusted Core EPS

What was the level of achievement of Adjusted Core EPS? Actual Adjusted Core EPS performance was $0.753. Recognizing that this was within $0.003, or 0.4%, of the threshold performance level and in view of the unusual business and operational challenges in 2020 arising from the COVID-19 pandemic, our Committee exercised its discretion to pay our named executive officers 40% of the target bonus for the Adjusted Core EPS component of the bonus, which was a 20% reduced payment as compared to the amount payable under the program for threshold achievement. Our Committee recognized that as a result of the COVID-19 pandemic, we experienced a significant increase in defaulted loans, a slow-down in construction progress and increased timelines to resolve non-performing loans due to market conditions and in some cases moratoriums on the foreclosure process. In particular, our provision for credit losses increased $3.4 million for the year ended December 31, 2020 compared to the prior year, primarily as a result of an increase in loans in contractual default primarily related to the impact of the COVID-19 pandemic and adoption of the current expected credit loss standard described in Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2020. In addition, in approving this payment, the Committee noted that the total direct compensation of the named executive officers for 2020 was targeted well below the median of the peer group.

What does the Adjusted Core EPS component measure? “Adjusted Core EPS” (which is an abbreviation for Adjusted Core Earnings per Share) means our “core earnings” (as such term was historically used in our periodic reports filed with the SEC) on a per share basis, adjusted to take into account realized losses on investments. Consistent with the methodology adopted by the Company for reporting distributable earnings beginning with the fourth quarter 2020 earnings announcement, our Committee determined that losses on loan investments would be classified as realized at the time of loan repayment or write-off, and losses on real property investments would be classified as realized upon sale or disposition of the real property. Core earnings was historically defined as our net income attributable to common stockholders adjusted for: (i) impairment recorded on our investments in mortgage notes receivable; (ii) realized and unrealized gains or losses on both our investments and optional subscription liabilities; (iii) non-capitalized transaction-related expenses and first year public company transition expenses; (iv) non-cash stock-based compensation; (v) amortization of our intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations. Since core earnings as reported included adjustments from net income for both realized and unrealized gains and losses, our Committee expressly determined that for purposes of the annual bonus metric, it was appropriate to reverse the adjustment for realized credit losses to provide management accountability for credit losses and better align incentive compensation with stockholder interests.

Beginning with our earnings announcement for the fourth quarter of 2020, we report distributable earnings (which includes realized credit losses) consistent with the trend among other mortgage REITs. The calculation of distributable earnings per share and Adjusted Core EPS are equivalent in all material respects.

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Why is the Adjusted Core EPS performance component important? Adjusted Core Earnings (beginning with our earnings announcement for the fourth quarter of 2020, reported as “distributable earnings”) is the key measure used by management and our Board to track the operating performance of our assets and compare operating results between periods. As a REIT, we are required to distribute at least 90% of our annual REIT taxable income and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that stockholders invest in our common stock, we generally intend to attempt to pay dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Adjusted Core Earnings (now reported as distributable earnings) has been one of many factors considered by our board of directors in declaring dividends and, while not a direct measure of taxable income, over time, the measure can be considered a useful indicator of our dividends. Adjusted Core Earnings (now reported as distributable earnings) is not a measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) and excludes certain recurring items, such as unrealized gains and losses (including provision for credit losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of our primary operations. Such measure does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies.

Growth of the Manager Subsidiary

What was the level of achievement of the Growth of the Manager Subsidiary goal? Our Committee determined that the Growth of the Manager Subsidiary goal for 2020 was achieved at the Above Threshold level for all named executive officers, and as a result the bonus was paid at 75% of the target bonus for this component for all named executive officers. Our Committee took into account the following results among other things in making this determination:

●	the Manager Subsidiary (as defined below) increased its assets under management to $61 million by December 31, 2020; and

●	the Private REIT (as defined below) was a key source of capital for the Company’s loan originations in 2020.

What does the Growth of the Manager Subsidiary performance component measure? Our Manager subsidiary (the “Manager Subsidiary”) manages the underwriting, closing, servicing and disposition of mortgage notes, and performs all general and administrative duties for us, and is the parent of the manager of Broadmark Private REIT, LLC (the “Private REIT”). The manager of the Private REIT is an unconsolidated affiliate of the Company that primarily participates in loans originated, underwritten, and serviced by our Manager Subsidiary and receives compensation with respect to the mortgages initiated by the Private REIT or participations in our mortgages through the Private REIT.

The Growth of the Manager Subsidiary performance component measures growth, including increased loan origination fees and other fee-based income from additional investments in loan participations. For the purposes of this metric, our Committee focused on the overall increase in assets under management by the Manager Subsidiary which results in increased investments in loan participations, which participations allow the Company to increase the size and frequency of real estate loans made to borrowers by the Company.

Why is the Growth of the Manager Subsidiary performance component important? The Company believes that this is an appropriate metric because growth of the Private REIT and other potential third-party vehicles managed by the Manager Subsidiary is an important part of our growth strategy.

Remedying Control Deficiencies

What was the level of achievement of the Remedying Control Deficiencies goal? Our Committee determined that the Remedying Control Deficiencies goal was achieved at the Target level for all named executive officers, and as a result the bonus was paid at 100% of the target bonus for this component for all named executive officers. Our Committee took into account:

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●	our Chief Executive Officer’s and Chief Financial Officer’s assessment that our internal control over financial reporting was effective;

●	our independent auditor’s unqualified opinion that we maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020;

●	the Company reported in its Annual Report on Form 10-K/A for the year ended December 31, 2020 that the material weaknesses previously identified in connection with our Business Combination were remediated; and

●	management’s role in hiring the Company’s Chief Accountant, Chief Legal Officer and other key financial positions.

What does the Remedying Control Deficiencies performance component measure? The Remedying Control Deficiencies metric measures progress in remedying any material control deficiencies in the context of the Company’s internal control over financial reporting.

Why is the Remedying Control Deficiencies performance component important? The Company believes that this is an appropriate metric because it provides strong assurance to our stockholders and the general investment community of our controls and procedures supporting the accuracy of our financial statements.

2020 Individual Performance–Weighted 25%

A portion of the 2020 annual incentive was based on an assessment of individual performance. In order to reward individual achievements and contributions, the annual incentive program included, without limitation, a values-based assessment that was qualitative and based upon how each individual executed his or her role in accordance with the Company’s mission, purpose, values and goals. In making the individual determinations, our Committee took into consideration each named executive officer’s individual contributions to our operational and financial performance in 2020, as well as his or her individual accomplishments and performance relative to objectives for the year. For the individual performance metric, the same five discrete performance levels for earning a bonus were used as shown in the table for measuring performance for the Growth of the Manager Subsidiary and Remedying Control Deficiencies goals under the heading “2020 Corporate Performance Goals – 75% Weighted”. Our Committee reviewed each named executive officer’s 2020 accomplishments against his or her individual goals and considered the factors set forth below in determining the individual performance component of the 2020 bonus earned by each named executive officer.

With respect to Mr. Pyatt: Our Committee determined that Mr. Pyatt earned an individual performance-based bonus for 2020 at the Target level.

In determining Mr. Pyatt’s individual performance-based bonus, our Committee considered his leadership in executing our strategic, financial and operational initiatives, including that Mr. Pyatt:

●	developed the management team, so each member is more adept at his or her role and the support each other in achieving objectives;

●	worked well with our Board to develop, guide, and implement a cohesive Company strategy, even though Board interaction was hampered by lack of in-person meetings due to the COVID-19 pandemic;

●	worked with the senior management team to put a credit facility in place that meets the Company’s objectives with regard to the amount and covenants;

●	maintained and solidified the Company culture while growing staffing by approximately 20%, all working remotely;

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●	enhanced the Company’s stature with investors, while instilling investor confidence during an uncertain year stemming from the COVID-19 pandemic; and

●	worked with the Company’s human resources personnel to promote pay equity and increase staff diversity.

With respect to Mr. Schneider: Our Committee determined that Mr. Schneider earned an individual performance-based bonus for 2020 at the Above Target level.

In determining Mr. Schneider’s individual performance-based bonus, our Committee considered factors including that Mr. Schneider:

●	helped to provide disciplined balance sheet management (including cultivating new sources of capital for the Company);

●	implemented practices to enhance cash management and reduce risk for the Company;

●	structured and negotiated the Company’s credit facility;

●	enhanced the Company’s stature with investors, while instilling investor confidence during an uncertain year stemming from the COVID-pandemic;

●	along with our Chief Credit Officer, improved the Company’s default resolution policies and procedures to properly balance loss recognition vs. rapid asset redeployment;

●	improved the Company’s forecasting and financial modeling; and

●	helped remedy the Company’s previously reported material control deficiencies.

With respect to Mr. Boparai: Our Committee determined that Mr. Boparai earned an individual performance-based bonus for 2020 at the Target level.

The 2020 annual cash bonus program was not written to specifically include Mr. Boparai as it was adopted before he was hired.

In determining Mr. Boparai’s individual performance-based bonus, our Committee considered factors including that Mr. Boparai:

●	created efficiencies in use of the Company’s outside legal counsel;

●	improved the Company’s corporate compliance and enterprise risk management functions, including employee training;

●	structured and negotiated the Company’s credit facility; and

●	quickly learned the Company’s business and culture and became an important member of the senior management team.

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With respect to Ms. Koa: Our Committee determined that Ms. Koa earned an individual performance-based bonus for 2020 at the Above Target level.

In determining Ms. Koa’s individual performance-based bonus, our Committee considered factors including that Ms. Koa:

●	implemented software changes, staffing, and policy and procedures, along with the Company’s finance team, to remedy the Company’s material control deficiencies and ensure good governance;

●	built cohesive Company teams across disciplines;

●	oversaw the launch of the Private REIT and oversaw its continued operations; and

●	continued development of management and leadership skills.

With respect to Mr. Hirsty: Our Committee determined that Mr. Hirsty earned an individual performance-based bonus for 2020 at the Target level.

In determining Mr. Hirsty’s individual performance-based bonus, our Committee considered factors that included that Mr. Hirsty:

●	along with Chief Financial Officer, improved the Company’s default resolution policies and procedures to properly balance loss recognition vs. rapid asset redeployment;

●	developed and began implementing the Company’s credit policies and investment policies, which included codifying and significantly improving the underwriting for new loans, amendments, and extensions;

●	worked closely with the Company’s senior vice-presidents to ensure enhanced underwriting guidelines are adopted;

●	implemented continuous underwriting procedures to help the Company anticipate problems before they arise; and

●	structured and negotiated the Company’s credit facility.

Long-Term Incentives for 2020

Our long-term equity-based incentive program is an important means to align the interests of our executive officers and our stockholders, to encourage our executive officers to adopt a longer-term perspective and to reward them for creating stockholder value.

Service-Based RSUs. In 2020, our Committee approved for each named executive officer restricted stock units with respect to our common stock generally subject to vesting based solely on continued employment (“RSUs”). In general, the RSUs vest one-third per year of service from the date of grant (except for the initial grant to Mr. Pyatt and the grants to Ms. Koa and Mr. Hirsty discussed below) to promote retention and further alignment of our officers’ interests with those of our stockholders. RSUs are payable in common stock as soon as administratively feasible following vesting. The RSU agreements provide for accelerated vesting if the officer dies or becomes disabled while employed by us or if in connection with or within 24 months following a “change in control” the officer’s employment is terminated by the Company without “cause” (defined in “Executive Officer Termination Benefits” below). In addition, pursuant to the terms of the 2019 Stock Incentive Plan, if a change in control occurs in which the acquiring or surviving company does not assume the RSUs, the RSUs then vest.

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“Change in control” is defined in the 2019 Stock Incentive Plan to mean: (i) beneficial ownership by any “person” (as defined in the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any persons who becomes such a beneficial owner in connection with a transaction described in (iii); (ii) persons who constitute our Board as of November 12, 2019, together with any new director whose election or nomination for election was approved by a vote of a majority of those persons cease for any reason to constitute a majority of our Board; (iii) consummation of a merger or consolidation involving us or any of our subsidiaries (subject to certain exceptions); (iv) the implementation of a plan of complete liquidation or dissolution of our Company; or (v) consummation of an agreement for the sale or disposition of all or substantially all of our assets to any person (subject to certain exceptions).

No dividend equivalents are payable with respect to the RSUs granted in 2020, with the exception of the grants to Ms. Koa and Mr. Hirsty discussed below.

The number of shares subject to each RSU grant set forth below was determined by dividing the specified dollar amount by the closing price per share of common stock on the last trading day before, or as of, the grant date, except as noted below.

In 2019, Mr. Pyatt agreed to the terms of an award of RSUs for a number of shares with a value of $1,000,000 (based upon the price per share utilized in the Business Combination). The issuance of the RSUs was contingent upon completion of the Business Combination and approval of the award by our Committee. Mr. Pyatt’s award vested with respect to one-third of the RSUs upon the first anniversary of the completion of the Business Combination, and the remaining two-thirds of the RSUs vest in equal monthly installments over the 24-month period ending on November 14, 2022, such that the RSUs will be fully vested on November 14, 2022, subject in general to continued employment.

Pursuant to the employment agreement that we entered into with Mr. Schneider in connection with his joining the Company in December 2019, Mr. Schneider received an RSU grant for a number of shares with a value of $600,000. Pursuant to the Merger Agreement, Ms. Koa and Mr. Hirsty received RSU grants for a number of shares with a value of $149,586 and $128,525, respectively (based on the price per share utilized in the Business Combination). These grants were required pursuant to the Merger Agreement to vest 50% on April 14, 2020 and 50% on November 14, 2020 (six months and twelve months after the Business Combination, respectively).

The above RSU awards to each of Mr. Pyatt, Mr. Schneider, Ms. Koa and Mr. Hirsty were issued on February 3, 2020 upon formal approval by our Committee and our Board following the registration of the underlying shares under the Securities Act of 1933, as amended. Because the awards to Mr. Pyatt, Ms. Koa and Mr. Hirsty were issued substantially in accordance with terms agreed upon in 2019, their awards were deemed granted in 2019 for financial reporting purposes and reflected in the 2019 Summary Compensation Table as 2019 compensation, although these RSUs were formally approved and issued in 2020. In contrast, because the number of shares to be subject to Mr. Schneider’s RSU award was not determined until the date of grant, as such number was contingent upon the closing trading price of our shares of common stock on the grant date, his RSUs were deemed granted in 2020 for financial reporting purposes, and are reflected in the 2020 Summary Compensation Table as 2020 compensation.

In August 2020, our Committee approved additional RSU grants to Mr. Pyatt and Mr. Schneider for a number of shares with a value of $400,000 and $300,000, respectively. Our Committee determined to make these awards to Mr. Pyatt and Mr. Schneider to align their long-term incentive compensation more closely to the median of the peer group of companies for executive officers in the same positions.

Pursuant to his employment agreement entered into in September 2020, Mr. Boparai received a grant of RSUs in 2020 after the date he commenced employment with a value of $450,000.

Executive Benefits

We provide our named executive officers with life, medical and disability insurance, as well as the right to participate in a Simple IRA Plan with an annual employer matching contribution. We do not maintain any nonqualified pension plans or deferred compensation plans.

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New Hire Compensation

In order to incent Mr. Schneider and Mr. Boparai to join the Company, we agreed to provide each of them with a signing bonus of $150,000 and relocation benefits. The relocation benefits consist of temporary housing, travel to and from the officer’s home state until the officer’s family is able to relocate to Seattle, Washington and up to $50,000 of reimbursement for moving expenses. The signing bonus and the $50,000 moving expense reimbursement are subject to prorated recovery if within one year following the executive officer’s start date, the officer resigns without “good reason” or his employment is terminated for “cause” by the Company (as such quoted terms are defined in the employment agreement of each of Mr. Schneider and Mr. Boparai, and further described below).

Due to the COVID-19 pandemic, neither Mr. Schneider nor Mr. Boparai has utilized these benefits in any material respect in 2020.

Separation Benefits

Pursuant to their employment agreements, we have agreed to pay certain benefits to our named executive officers to the extent that their employment is terminated under certain circumstances. Please see “Executive Officer Termination Benefits” below for additional information.

Our Compensation Opportunities for 2021

Base Salaries for 2021

In January 2021, our Committee approved the annual base salaries set forth in the table below, effective as of January 1, 2021, for each of the Company’s named executive officers. Based on a review conducted by the independent compensation consultant of executive compensation at the peer group of companies in connection with our Committee’s annual review of executive compensation, the 2020 annual base salaries of the Company’s executive officers were determined to be substantially below market for the Company’s peer group. The difference in compensation with the peer group was in part because, in the case of Mr. Pyatt, his salary was determined at the time of the Business Combination pursuant to his employment agreement. Our Committee had intentionally deferred consideration of adjustments to the base salaries of the other executive officers (except for adjustments made to the salaries of Ms. Koa and Mr. Hirsty in connection with their promotion to executive officer roles in March 2020) until 2021 in order to allow it to evaluate the officers’ performance in their public company roles over the course of 2020 before determining increases in base salaries. The 2021 salary adjustments for Mr. Pyatt, Ms. Koa and Mr. Hirsty were made by our Committee, among other reasons, based on our Committee’s determination that the named executive officers were progressing well in their roles with a public company and to align base salaries more closely to the median of the peer group. The annual base salary for Mr. Pyatt was also approved by the independent directors of our Board on the recommendation of the Compensation Committee.

The table below sets forth the executive officers’ 2020 and new 2021 base salaries.

Executive Officer	2020 Base Salary	2021 Base Salary
Jeffrey Pyatt	$400,000	$650,000
David Schneider	$350,000	$370,000
Nevin Boparai	$350,000	$365,000
Linda Koa	$225,000	$345,000
Daniel Hirsty	$200,000	$300,000

Annual Incentives for 2021

In January 2021, our Committee recommended, and our Board approved, the Company’s Executive Officer Annual Cash Bonus Plan (the “Annual Bonus Plan”). The Company’s executive officers are eligible to participate in the Annual Bonus Plan, which is effective for fiscal year 2021 and future fiscal years thereafter. For each fiscal year, the Compensation Committee or our Board will establish for each participant (i) a range of annual cash bonus opportunities as percentage of annual base salary, (ii) performance measures, which may include, but are not limited to, any combination of those specified measures set forth in the Annual Bonus Plan (including subjective assessments of an individual’s performance), (iii) specific quantitative and/or qualitative performance goals for each performance measure, and (iv) the relative weighting of the performance measures, which may differ by participant. Following the completion of each fiscal year, our Committee or our Board will review the level of performance achieved by the Company and the participant relative to such variables and determine the amount of the annual cash bonus for the fiscal year earned by each participant.

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For 2021 performance, our Committee established a cash bonus program for the named executive officers pursuant to the Annual Bonus Plan that is similar to the Company’s cash bonus program for 2020, except that the 2021 program employs a distributable earnings per share metric (instead of Adjusted Core Earnings per share), and other business metrics, which like the 2020 program collectively have a 25% weighting for the annual bonus opportunity, which are growth of the Company’s loan portfolio, loan default resolution and enhancement of the credit monitoring process. Further, for the 2021 program, the component bonuses for the growth of the loan portfolio and loan default resolution metrics are based on the degree achievement of objective pre-established goals, thereby making a lesser percentage of each officer’s total 2021 annual bonus dependent on a subjective assessment of our Committee.

Long-Term Incentives for 2021

In March 2021, our Committee approved long-term equity incentives for the named executive officers. In contrast to the 2020 program, which provided solely for service-based awards, the 2021 program contains a significant performance-based component which our Committee designed with the assistance of its independent compensation consultant.

For the 2021 program, 50% of the equity incentives are provided in the form of RSUs, and the other 50% (determined at target based on the closing price per share of common stock determined as of the grant date) are restricted stock units that are earned based on the achievement of performance objectives (the “PRSUs”). Our Committee added the performance-based feature in the 2021 long-term incentive program because it wanted to more closely tie each officer’s awards to shareholder value and to increase the amount of compensation subject to performance requirements. In addition, with the assistance of its independent compensation consultant, our Committee reviewed peer group data relating to the allocation of long-term equity incentive awards between performance-based and service-based awards in arriving at the allocation for 2021 between the two types of awards.

The 2021 RSUs (the service-based awards) are generally subject to three-year ratable vesting, one-third per year of service, and similar other terms and conditions (including accelerated vesting conditions) as the RSUs granted in 2020, except that the 2021 RSUs also provide for accelerated vesting if the officer resigns for “good reason” (defined in “Executive Officer Termination Benefits” below) within 30 days before or 24 months following a change in control. Each named executive officer’s RSU award has a grant date value that is between 40% and 100% of such officer’s 2020 annual base salary.

The PRSUs (i.e., the performance-based awards) granted in 2021 are generally earned at the end of the three fiscal year period ending December 31, 2023 based on the Company’s level of achievement of total stockholder return (“TSR”) relative to the TSR (“Relative TSR”) of the member companies of the FTSE NAREIT Mortgage REITs Index (FNMR) that are categorized as “Commercial Financing” REITs for the three-year performance period. Each named executive officer’s PRSU award is for a number of shares with a value at the target level of performance that is between 40% and 100% of such officer’s 2020 annual base salary (calculated by dividing such base salary amount by the closing price per share of our common stock on the grant date). A variable number of shares of common stock will be earned based on the level of achievement of the Relative TSR goals, but the award will not be earned or paid out above the target level if our absolute TSR for the performance period is negative. The earned PRSUs will normally be paid in the form of common stock promptly following the end of the three-year performance period. No dividend equivalents will be paid on the PRSUs. The PRSUs generally have similar accelerated vesting features to the RSUs granted in 2021, except that in the case of a change in control, the performance period for the PRSUs ends and the number of PRSUs earned is then determined based on the actual level achievement of the performance goals. The number of PRSUs so earned will normally vest and be paid promptly following the end of the original three-year performance period, subject to exceptions for death, disability, termination by the Company without cause or resignation by the officer for good reason. However, if the acquiring or surviving company in the change in control does not assume the PRSU awards, the earned PRSUs will be paid out immediately following the date of the change in control.

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Stock Ownership Policies

Our Board believes that our directors and named executive officers should have a meaningful investment in our common stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established stock ownership policies for executives and non-employee directors.

Executive Stock Ownership Requirements

Executive officers are required to own Company common stock with a value equal to at least the following multiples of their respective base salaries by the end of the fifth year after appointment to the applicable officer position:

Position	Ownership Requirement as Multiple of Base Salary
Chief Executive Officer	6x
Other Named Executive Officers	3x

Until the required ownership level is achieved, executive officers must retain at least 50% of net-after-tax profit shares from equity compensation awards. Net-after-tax profit shares are shares from vesting of equity grants and/or shares received upon exercise of stock options, net of shares tendered or withheld for payment of the exercise price and net of taxes. This retention requirement will also apply if an executive becomes non-compliant due to a reduction in stock price.

These policies also set forth the forms of equity interests in our Company which count toward stock ownership, and specifically exclude pledged securities from counting. Refer to our Corporate Governance Guidelines, which are posted on our website.

Policy on Hedging and Margin

Our insider trading policy prohibits our directors, officers and employees from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales, utilizing a margin account with respect to buying or selling our securities or trading in exchange-traded options or other derivative securities with respect to our securities.

Tax Matters

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million, subject to certain limited exceptions.

While we are aware of the impact of Section 162(m) of the Code (“Section 162(m)”) on our compensation arrangements, our Committee believes that stockholder interests are best served if we retain maximum flexibility to design executive compensation programs that meet stated business objectives. Further, our Committee believes that it is not practicable to consider implementing a $1 million annual compensation limit per executive officer, given the Company’s business need to pay our officers competitive levels of compensation. In addition, we believe that, because we qualify as a REIT under the Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern our Committee’s compensation policy and practices.

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Section 409A of the Code imposes additional significant taxes on an executive officer, director or service provider in the event that the individual receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. In addition to traditional nonqualified deferred compensation plans, Section 409A of the Code applies to certain severance arrangements, bonus arrangements and equity awards. We structure all our nonqualified deferred compensation plans, severance arrangements, bonus arrangements and equity awards in a manner intended to either avoid the application of Section 409A of the Code or to comply with the applicable requirements of Section 409A of the Code.

Risks Associated with Compensation

We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. Our Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks.

Our Committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking. Our Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:

●	The Company adheres to effective processes for developing strategic and annual operating plans and approval of portfolio investments;

●	Base salaries are generally consistent with each named executive officer’s responsibilities so that they are not motivated to take excessive risks to achieve greater level of base salary;

●	The determination of incentive awards is based on a review of financial and non-financial performance indicators as well as, in the case of the annual cash bonus, a meaningful subjective assessment of personal performance;

●	The design of our long-term compensation program commencing in 2021 will reward named executive officers for driving growth for stockholders over three-year performance periods;

●	The vesting periods for equity compensation awards provides greater incentive to create and preserve long-term stockholder value, as well as encourages retention; and

●	The mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and this Proxy Statement for our 2021 Annual Meeting of Stockholders.

The Compensation Committee

Stephen G. Haggerty, Chairman

Daniel J. Hirsch

Norma J. Lawrence

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COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and our other three executive officers for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Jeffrey Pyatt, President and Chief Executive Officer	2020	400,000	—	403,753	334,375	19,500	1,157,628
	2019	50,000	—	1,060,290	—	6,928,781(3)	8,039,071
	2018	—	—	—	—	8,669,797(3)	8,669,797

David Schneider, Chief Financial Officer(4)	2020	350,000	—	902,813	255,938	1,500	1,510,251
	2019	21,875	150,000	—	—	—	171,875

Nevin Boparai, Chief Legal Officer(5)	2020	109,973	223,544	448,628	—	2,975	785,120

Linda Koa, Chief Operating Officer(6)	2020	225,000	8,588	—	164,531	8,888	407,007

Daniel Hirsty, Chief Credit Officer (6)	2020	200,000	7,379	—	133,750	8,706	349,835
(1)	The amounts shown represent the grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock awards granted under our Amended and Restated 2019 Stock Incentive Plan.

(2)	The 2020 amounts represent employer contributions to the named executive officers’ health savings account and, other than with respect to Mr. Schneider, annual employer matching contributions to the named executive officers’ simple IRA account.

(3)	Prior to completion of the Business Combination that resulted in the commencement of trading in shares of our common stock on the NYSE on November 15, 2019, Mr. Pyatt was compensated for his service to the Predecessor Management Companies (which were the external managers of the Predecessor Companies) through distributions by such entities. The distributions were paid pro-rata based upon his beneficial ownership of equity in each of the Predecessor Management Companies. This method of compensation was terminated effective on the date of the Business Combination. Accordingly, compensation reported for 2019 and 2018 reflects returns on equity ownership and may not be comparable to compensation for the year ended December 31, 2020.

(4)	Mr. Schneider joined the Company on December 9, 2019. The stock award column includes an RSU agreed to be granted to Mr. Schneider pursuant to his employment agreement. The award was approved and issued in February 2020.

(5)	Mr. Boparai joined the Company on September 8, 2020. The bonus award reflects a $150,000 signing bonus together with a prorated annual bonus determined on the same basis as the other named executive officers as set forth in “Compensation Discussion and Analysis.” Mr. Boparai’s employment agreement provided for a target bonus opportunity of 100% of base salary, prorated for 2020 but specific performance goals were not established during the calendar year, and as a result with his 2020 annual bonus is reported under the Bonus column rather than as Non-equity Incentive Plan Compensation in accordance with applicable SEC guidance. The stock award includes an RSU agreed to be granted to Mr. Boparai pursuant to his employment agreement.

(6)	Ms. Koa and Mr. Hirsty were paid equity awards in 2020 that were agreed to in connection with the entry into the Merger Agreement, but were not approved and awarded until February 2020. For accounting purposes, the awards were treated as 2019 compensation. The bonus amounts for Ms. Koa and Mr. Hirsty represent cash payments made to such executive officers determined based upon the amount of dividends paid on such equity awards from November 14, 2019 (the date of the Business Combination) through the vesting of the equity awards in full on November 14, 2020.

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Grants of Plan-Based Awards

The following table provides additional information relating to grants of plan-based awards made to our named executive officers during 2020:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Date of Committee Action (if Different from Grant Date)	Threshold ($)	Target ($)	Maximum ($)
Jeffrey Pyatt	8/6/2020					41,667	403,753
			250,000	500,000	800,000
David Schneider	2/3/2020					48,000	600,000
	8/6/2020					31,250	302,813
			175,000	350,000	525,000
Nevin Boparai	9/8/2020	9/3/2020(4)				45,966	448,628
Linda Koa			112,500	225,000	337,500
Daniel Hirsty			100,000	200,000	300,000
(1)	The amounts shown represent each named executive officer’s threshold, target and maximum annual incentive opportunities for performance in 2020. These opportunities were approved by our Compensation Committee in August 2020, except for Mr. Boparai who was hired after that date. Mr. Boparai’s employment agreement provided for a target bonus opportunity of 100% of base salary, prorated for 2020 but did not specify threshold and maximum amounts. The actual amount of each named executive officer’s award is based on the achievement of certain performance goals as discussed in our Compensation Discussion and Analysis. The annual cash incentive awards earned by our named executive officers for performance in 2020 were paid during the first quarter of 2021.

(2)	The amounts in this column reflect the time-based restricted stock awards granted in 2020.

(3)	The amounts shown represent the grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock awards granted under our Amended and Restated 2019 Stock Incentive Plan as currently in effect. See Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating grant date fair value.

(4)	September 3, 2020 is the date that the Compensation Committee and Board approved Mr. Boparai’s employment agreement and equity award, which was provided for in the employment agreement.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding equity-based awards granted to our named executive officers that were outstanding at December 31, 2020.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jeffrey Pyatt	61,137(2)	623,597
	41,667(3)	425,003
David Schnedier	32,000(4)	326,400
	31,250(3)	318,750
Nevin Boparai	45,966 (5)	468,853
Linda Koa	—	—
Daniel Hirsty	—	—
(1)	The value is based upon the closing price on the Company’s common stock on the New York Stock Exchange on December 31, 2020 of $10.20.

(2)	These RSUs vest in equal monthly installments such that the RSUs will be fully vested on November 14, 2022.

(3)	These RSUs vest in three equal annual installments commencing August 6, 2021.

(4)	These RSUs vest in two equal annual installments commencing December 9, 2021.

(5)	These RSUs vest in three equal installments commencing September 8, 2021.

Option Exercises and Stock Vested

The table below summarizes the stock options exercised and each vesting of Restricted Stock during 2020 for each of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey Pyatt	31,898	325,360
David Schneider	16,000	166,240
Nevin Boparai	—	—
Linda Koa	14,314	125,748
Daniel Hirsty	12,299	62,730

Executive Officer Termination Benefits

We are parties to employment agreements with each of our executive officers. The employment agreement provide for certain termination benefits in the event that the employment of our executives is terminated by us without “cause,” by the executive for “good reason,” or if the termination of employment is due to death or disability of the executive officer during his or her employment. Our outstanding RSUs also provide for acceleration upon the termination of our executive officers’ employment under certain circumstances. These benefits are described below.

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Termination of Employment without Cause or for Good Reason

Pursuant to each executive officer’s employment agreement, the executive officer is entitled to receive such officer’s base salary and Company group healthcare premiums as severance pay if we terminate the executive officer’s employment without “cause,” or the executive officer resigns for “good reason.”

“Cause” is defined in the employment agreement to include certain actions by the executive officer including: (i) fraud, theft, intentional dishonesty, or breach of fiduciary duty with respect to the Company or subsidiary, (ii) gross negligence or willful misconduct in the performance of duties, (iii) failure to follow a reasonable directive of the Board or officer to whom the person reports, (iv) material breach of the employment agreement, including violations of non-disclosure, non-compete and non-solicit provisions or (v) conviction or indictment with respect to any felony or any crime involving an act of moral turpitude, or pleading guilty, no contest or nolo contendere with respect to any such crime.

“Good reason” is defined in the employment agreement to include events with respect to an executive officer such as (i) a material diminution in the individual’s duties or title, (ii) a material breach by the Company of the employment agreement, (iii) a relocation of the executive officer’s place of employment more than a certain specified distance without his or her consent, (iv) a reduction in target annual bonus or (v) reduction in annual salary except as part of an across the board reduction for senior executives.

In the event that we terminate an executive officer’s employment without cause, or the officer resigns employment for good reason, then contingent upon the execution of a full release of claims, the executive officer will be entitled to receive such executive officer’s base salary in regular installments in accordance with the Company’s general payroll practice, and Company group healthcare premiums, paid on a monthly basis, for the following periods:

Name	Number of Months
Jeffrey Pyatt	24
David Schneider	12
Nevin Boparai	12
Linda Koa	6
Daniel Hirsty	6

Termination of Employment due to Death or Disability

In the event that an executive officer’s employment terminates as a result of death or disability, such officer and his or her family, in the event of termination due to disability, or the family, in the event of termination due to death, will be entitled to receive Company group healthcare premiums, paid on a monthly basis for a period of twelve months for Messrs. Pyatt, Schneider and Boparai, and six months for Ms. Koa and Mr. Hirsty. Additionally, if employment is terminated due to death or disability, then any unvested RSUs issued to such executive officer will fully vest as of the date of such termination.

Termination in Connection with or Following a Change in Control

In the event that an executive officer’s employment is terminated without cause in connection with, or within the 24 month period following, a “change in control” of the Company, then, in addition to the benefits that the executive officer would otherwise be entitled to with respect to a without cause termination described above, the executive officer’s unvested RSUs will also fully vest as of the date of such termination.

Post-Employment Restrictive Covenants

During the period of employment and for a specified period equivalent to the severance period thereafter (regardless of whether severance is payable), the executive officer is obligated not to provide services or products that are competitive with the Company’s business or to solicit the Company’s customers. In addition, during the period of employment and for a specified period equivalent to the severance period thereafter (except it is 12 months for Mr. Pyatt), the executive officer agrees not to solicit the Company’s employees. Notwithstanding the foregoing, Mr. Boparai’s employment agreement provides that he is not subject to the non-competition and non-solicitation provisions to the extent that is prohibited by any bar rules applicable to him as a lawyer.

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Quantification of Termination Benefits

The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of in the event of termination of employment under the circumstances indicated. The amounts shown are estimates of the amounts that would be paid to the named executive officers assuming the applicable termination and/or change in control occurred on December 31, 2020. The actual amounts may be determined only if and when the named executive officer’s employment is terminated and/or the change in control occurs. Receipt of benefits upon termination is subject to the execution of a general release of claims by the named executive officer. Although our employment and severance agreements with our current named executive officers contain certain restrictive covenants, including non-competition and non-solicitation provisions, no specific value to the company has been ascribed to these covenants in the table.

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Name	Cash Severance $	Health Plan Payments $	Equity Award $	Total $
Jeffrey Pyatt
Termination with Cause	--	--	--	--
Termination without Cause or for Good Reason	800,000	31,578	--	831,578
Resignation without Good Reason	--	--	--	--
Retirement	--	--	--	--
Death or Disability	--	15,789	1,048,601	1,064,390
Change in Control/Termination without Cause	800,000	31,578	1,048,601	1,880,179
David Schneider
Termination with Cause	--	--	--	--
Termination without Cause or for Good Reason	350,000	23,320	--	373,320
Resignation without Good Reason	--	--	--	--
Retirement	--	--	--	--
Death or Disability	--	23,320	645,150	668,470
Change in Control/Termination without Cause	350,000	23,320	645,150	1,018,470
Nevin Boparai
Termination with Cause	--	--	--	--
Termination without Cause or for Good Reason	350,000	27,085	--	377,085
Resignation without Good Reason	--	--	--	--
Retirement	--	--	--	--
Death or Disability	--	27,085	468,853	495,938
Change in Control/Termination without Cause	350,000	27,085	468,853	845,938
Linda Koa
Termination with Cause	--	--	--	--
Termination without Cause or for Good Reason	112,500	9,777	--	122,277
Resignation without Good Reason	--	--	--	--
Retirement	--	--	--	--
Death or Disability	--	9,777	--	9,777
Change in Control/Termination without Cause	112,500	9,777	--	122,277
Daniel Hirsty
Termination with Cause	--	--	--	--
Termination without Cause or for Good Reason	100,000	3,947	--	103,947
Resignation without Good Reason	--	--	--	--
Retirement	--	--	--	--
Death or Disability	--	3,947	--	3,947
Change in Control/Termination without Cause	100,000	3,947	--	103,947

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Equity Compensation Plan Information

The following table summarizes information about the Company’s equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by shareholders	434,143	—(1)	4,049,134

Equity compensation plans not approved by shareholders	—	—	—

Total	434,143	—	4,049,134
(1)	No exercise price is payable with respect to the outstanding RSUs, which are the only outstanding equity awards.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee of our Board are Messrs. Haggerty and Hirsch, and Ms. Lawrence, with Mr. Haggerty serving as chairman, each of whom is an independent director. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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PROPOSAL 3: NONBINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

We are submitting to our stockholders a non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules.

As described more fully under the Compensation Discussion and Analysis section beginning on page 24 of this Proxy Statement, our executive compensation program is designed to achieve certain key objectives, including:

●	to attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our corporate strategy;

●	to link compensation earned to achievement of our short-term, and beginning in 2021, long-term financial and strategic goals;

●	to align the interests of management with those of our stockholders by providing a substantial portion of compensation in the form of equity-based incentives and maintain robust stock ownership requirements; and

●	to adhere to high standards of corporate governance.

We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. Our Compensation Committee and our Board believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly-skilled executives whose performance and contributions have contributed to our Company’s success.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our Board requests your non-binding advisory vote in favor of the following resolution at our Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table, the accompanying compensation tables and the related narrative disclosure.”

The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval on a non-binding advisory basis of the compensation of our named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Although the results of the stockholder vote on this proposal are non-binding, our Board values continuing and constructive feedback from our stockholders on compensation. Our Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL ON A NON-BINDING ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION.

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background on Advisory Vote and Procedure

We are also submitting to our stockholders a non-binding advisory vote as to the frequency with which we should hold an advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers every one, two or three years. You may vote for any of the three options or abstain from voting on the matter. Our stockholders previously approved, and our Board adopted, an annual frequency for the non-binding advisory vote on our executive compensation.

After careful consideration of this proposal, in accordance with our desire to engage with our stockholders and receive valuable feedback on a frequent basis, our Board has determined that an advisory vote on executive compensation that occurs each year will be the best alternative for our Company. In formulating its recommendation, our Board considered a number of factors, including the following:

●	The shortest time period of one year between advisory votes will allow our Board to understand shareholder sentiment on our executive compensation programs and practices. An annual vote will provide near-immediate feedback on compensation decisions and allow our Board and Compensation Committee to link the results of each advisory vote to specific compensation actions or decisions.

●	Many of our compensation decisions, including salary adjustments and determination of annual incentive awards and long-term incentive awards, are made annually. An annual advisory vote aligns with the frequency of these decisions and allows our stockholders a formal opportunity to express their view on each year’s compensation decisions.

●	An annual advisory vote is consistent with corporate governance principles that encourage regular engagement with stockholders. Our Board considers frequent solicitation of our stockholders’ views, including on matters of executive compensation, as an important component of corporate governance.

●	An annual advisory vote is the frequency that historically has been most preferred by stockholders of other publicly traded companies.

Vote Required and Recommendation

Stockholders may vote to recommend to our Board of Directors that future advisory votes on executive compensation be conducted every one, two, or three years. Whichever of those alternatives receives a majority of the votes cast will be considered the alternative recommended by stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. With respect to this item, if none of the three alternatives receives a majority vote, we will consider the alternative that receives the highest number of votes by stockholders to be the alternative that is preferred by our stockholders. This vote is not binding on our Board of Directors or the Company, and our Board of Directors may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the alternative recommended by our stockholders.

THE BOARD RECOMMENDS A VOTE FOR EVERY ONE YEAR AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 13, 2021 by:

●	each of the Company’s directors and director nominees;

●	each of the Company’s named executive officers;

●	all of the Company’s directors, director nominees and executive officers as a group; and

●	each person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable within 60 days. Common stock issuable upon awards vesting within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of our common stock is based on 132,566,410 shares of our common stock issued and outstanding as of April 13, 2021.

Name of Beneficial Owner(1)	Shares Beneficially Owned	Percent of Class
Joseph L. Schocken(2)	1,744,204	1.3%
Jeffrey B. Pyatt(3)	2,537,284	1.9%
Stephen G. Haggerty(4)	850,144	*
Daniel J. Hirsch(5)	185,514	*
Norma J. Lawrence(6)	17,950	*
Kevin M. Luebbers(7)	115,514	*
David A. Karp(8)	17,950	*
David Schneider	16,000	*
Nevin Boparai	--	*
Linda Koa	42,312	*
Daniel Hirsty	6,150
All directors and officers as a group (11 individuals)(9)	5,533,022	4.2%
Greater than 5% Stockholders:

BlackRock, Inc.(10)	12,330,670	9.3%
Vanguard Group Inc.(11)	10,947,987	6.7%
Farallon Capital Partners, L.P. and related entities and persons (12)	8,963,866	6.7%
Multi-Sector Credit, LLC(13)	8,090,231	6.1%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101.

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(2)	Includes 90,358 shares held directly by Mr. Schocken, 189,039 shares held by Tranceka, LLC, 191,706 shares held by Tranceka Capital, LLC and 1,273,101 shares held by Tranceka Holdings, LLC. Mr. Schocken is the beneficial owner of the shares held by Tranceka, LLC, Tranceka Capital, LLC and Tranceka Holdings, LLC as he holds voting and dispositive power over such shares.

(3)	Includes 13,337 shares held jointly by Mr. Pyatt and his wife, and 2,487,623 shares held by Pyatt Lending Company, LLC. Mr. Pyatt and his spouse are the beneficial owners of the shares held by Pyatt Lending Company, LLC as they share voting and dispositive power over such shares. Also includes 5,317 shares of common stock to be issued upon the vesting of RSUs within 60 days of April 13, 2021.

(4)	The reported amount includes 9,337 shares of common stock to be issued upon the vesting of RSUs within 60 days of April 13, 2021, and 209,521 shares of common stock issuable upon the exercise of warrants to acquire one share of common stock at an exercise price of $11.50 per share (the “Company Private Placement Warrants”).

(5)	The reported amount includes 9,337 shares of common stock to be issued upon the vesting of RSUs within 60 days of April 13, 2021, and 259 shares of common stock issuable upon the exercise of Company Private Placement Warrants.

(6)	The reported amount includes 9,337 shares of common stock to be issued upon the vesting of RSUs within 60 days of April 13, 2021.

(7)	The reported amount includes 9,337 shares of common stock to be issued upon the vesting of RSUs within 60 days of April 13, 2021, and 259 shares of common stock issuable upon the exercise of Company Private Placement Warrants.

(8)	The reported amount includes 9,337 shares of common stock to be issued upon the vesting of RSUs within 60 days of April 13, 2021.

(9)	The reported amount includes 52,002 shares of our common stock to be issued upon the vesting of RSUs within 60 days of April 13, 2021, and 210,039 shares of common stock issuable upon the exercise of Company Private Placement Warrants.

(10)	Based solely on a Schedule 13G filed with the SEC on February 2, 2021 by BlackRock, Inc. BlackRock, Inc. reported sole voting power over 12,110,439 shares of common stock and sole dispositive power over 12,330,670 shares of common stock. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(11)	Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2021 by Vanguard Group Inc. (“Vanguard Group”). Vanguard Group reported shared voting power over 130,367 shares of common stock and sole dispositive power with respect to 10,724,886 shares of common stock, and shared dispositive power over 223,101 shares. Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(12)	Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 16, 2021 by Farallon Capital Partners, L.P. (“FCP”) and related entities and persons. Includes (i) 2,384,159 shares of our common stock directly held by FCP and 596,390 shares of common stock issuable upon the exercise of warrants to acquire one-quarter share at a price of $2.875 (the “Public Warrants”) held by FCP, (ii) 3,101,221 shares of our common stock directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”) and 775,755 shares of our common stock issuable upon the exercise of Public Warrants held by FCIP, (iii) 573,569 shares of our common stock held directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”) and 143,492 shares of common stock issuable upon the exercise of Public Warrants held by FCIP II, (iv) 376,367 shares of our common stock directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”) and 94,167 shares of common stock issuable upon the exercise of Public Warrants held by FCIP III, (v) 537,696 shares of our common stock directly held by Four Crossings Institutional Partners V, L.P. (“FCIP V”) and 134,524 share of our common stock issuable upon the exercise of Public Warrants held by FCIP V, and (vi) 197,201 shares of our common stock directly held by Farallon Capital (AM) Investors, L.P. (“FCAMI”) and 49,325 shares of common stock issuable upon the exercise of Public Warrants held by FCAMI. Farallon Partners, L.L.C. (“FPLLC”), as the general partner of FCP, FCIP, FCIP II, FCIP III, and FCAMI (the “FPLLC Entities”) and the sole member of FCIP V GP (as defined below), may be deemed to beneficially own such shares of our common stock held by the FPLLC Entities and FCIP V (collectively, the “Farallon Funds”), and the shares of common stock that may be issuable to each of the Farallon Funds upon the exercise of the Public Warrants held by them. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the

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general partner of FCIP V, may be deemed to beneficially own the shares of our common stock owned by FCIP V, and the shares of` common stock that may be issuable to FCIP V upon the exercise of the Public Warrants held by FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member or senior managing member, as the case may be, of FPLLC or (ii) manager or senior manager, as the case may be, of FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC or FCIP V GP, may be deemed to beneficially own such shares of our common stock held by the Farallon Funds, and the shares of common stock issuable upon the exercise of the Public Warrants held by the Farallon Funds. Each of FPLLC, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares of our common stock held by the FPLLC Entities, and the shares of common stock issuable upon the exercise of the Public Warrants held by the FPLLC Entities. The address for each of the entities and individuals identified in this footnote is One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(13)	Based solely on information reported in a Schedule 13G filed with the SEC on November 22, 2019, Multi-Sector Credit, LLC and SCS Capital Management, LLC share voting power and dispositive power over 8,090,231 shares of common stock. The address of Multi-Sector Credit, LLC and SCS Capital Management, LLC is 888 Bolston Street, Suite 1010 Boston, MA 02199.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board adopted a written related party transaction policy that provides that all related party transactions shall be subject to review by the disinterested members of our Audit Committee. Pursuant to the related party transaction policy, a related party transaction includes any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which, (1) an executive officer, director, director nominee, beneficial owner of greater than 5% of the Company’s outstanding shares of common stock, par value $0.001 per share, or their respective immediate family members (each a “Related Person”) has a direct or indirect material interest, (2) the aggregate amount involved will or may be expected to exceed $100,000, and (3) the Company or one of its subsidiaries was or is to be a participant. The policy generally requires a Related Person to report any transactions or arrangements that could be related party transactions in advance to the Company’s Chief Financial Officer or other designee. If it is determined that the transaction or arrangement could be a related party transaction, the transaction or arrangement must be presented to our Audit Committee for review and approval, disapproval or ratification. In connection with its review of a related party transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Related Party Transactions

Participation in Loans

In the past, Tranceka Capital assisted a limited number of borrowers with development transactions that required a greater amount of project financing than the applicable Predecessor Company had available to lend, or where the loan amount would have exceeded the maximum loan amount that the applicable Predecessor Company could make under its lending guidelines. In certain cases, Tranceka Capital assisted in funding developers’ projects by obtaining additional private debt or equity funding. While the applicable Predecessor Company received a first deed of trust secured by the underlying real estate for any loan it made, private investors sourced by Tranceka Capital (which at times included certain executives of the Predecessor Management Companies and their family members) in some instances received a full or partial interest in a second deed of trust on the same underlying real estate, a personal guarantee or an equity investment in the borrower or developer that owns or owned the secured property. In some cases, a party related to Tranceka Capital received indirect equity interests in the borrower as payment of some or all of the commission earned by Tranceka Capital.

As a result of commissions earned by Tranceka Capital for sourcing investors, Mr. Schocken, through his ownership in Tranceka Capital, has an equity investment in an entity (“InvestorCo”) that owns a preferred equity interest in one of the Company’s borrowers. In addition, a member of Mr. Schocken’s family holds an equity investment of $200,000 in InvestorCo. An entity that Mr. Schocken manages was the Manager of InvestorCo through January 12, 2020. As of December 31, 2020, the borrower has an outstanding project development loan of approximately $1.1 million that is secured by a first deed of trust on the underlying development. We placed the loan in default in September 2019.

Additionally, executive officers of the Predecessor Management Companies and their affiliates or family members also made loans directly to a number of borrowers engaging in development transactions that required a greater amount of project financing than the applicable Predecessor Company had available to lend, or where the loan amount would have exceeded the maximum amount of loan that the applicable Predecessor Company could make under its lending guidelines. In these cases, the affiliated lenders received a full or partial interest in a second deed of trust on the same underlying collateral, or an equity investment in the borrower or developer that owns the secured property. Since June 30, 2020, no such loans remained outstanding.

Going forward, we do not expect directors or executive officers to provide financing in connection with development transactions financed by the Company. Any such transactions would be subject to the provisions related to conflicts of interest in our Code of Business Conduct and Ethics and, to the extent applicable, the Related Party Transaction Policy described above. With respect to existing interests, we have implemented a policy restricting personnel with an interest in the loans from participating in decisions with respect to such loans.

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Family Member Employee

A family member of Joanne Van Sickle, our former controller who resigned in 2020, was employed by us for a portion of 2020. In the aggregate, the employee received approximately $167,958 in total compensation for 2020. The employee resigned his employment effective in September 2020. In connection with his resignation, our Compensation Committee accelerated the vesting of approximately 5,100 RSUs that were scheduled to vest on November 14, 2020, but would otherwise have been forfeited upon the termination of employment.

Consulting Agreement with Former Executive Officer

Mr. Fountain, our former Executive Vice President, resigned from the Company effective March 31, 2020. In connection with Mr. Fountain’s resignation from the Company, we entered into an independent contractor agreement with Mr. Fountain. Pursuant to the Independent Contractor Agreement, Mr. Fountain provided marketing services to Broadmark Private REIT Management, LLC, a subsidiary of the Company, as an independent contractor and as requested by the Company from time to time from April 1, 2020 through December 31, 2020, at a rate of $200 per hour. Additionally, the Independent Contractor Agreement provided for the payment of a $250,000 bonus to Mr. Fountain in the event that Broadmark Private REIT Management, LLC or its affiliate, Broadmark Private REIT, LLC, raise or have assets under management of at least $60 million by December 31, 2020 or where the Company terminates the independent contractor relationship with Mr. Fountain prior to December 31, 2020 without cause. The agreement also provided for the Company to continue to fund certain health and welfare benefits that were made available to Mr. Fountain at the time of his resignation through no later than December 31, 2020.

The compensation paid to Mr. Fountain pursuant to the independent contractor agreement totaled $268,884 through December 31, 2020. Mr. Fountain no longer provides services to us pursuant to the independent contractor agreement.

Director and Officer Indemnification

Our charter provides for certain indemnification rights for our directors and officers, and we entered into an indemnification agreement with each of our executive officers and directors providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of forms that were filed with the SEC and written representations from reporting persons, we believe that all filing requirements under Section 16(a) during the year ended December 31, 2020 applicable to our executive officers, directors and more than 10% stockholders were satisfied on a timely basis, with the exception of three Form 4s, each to report a broker-sponsored dividend reinvestment transaction on behalf of Mr. Haggerty, which transactions were reported on a Form 4 filed on November 24, 2020.

Stockholders Proposals

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2022 Annual Meeting of Stockholders if they are received by the Corporate Secretary, in writing addressed to our principal executive office, on or before December 28, 2021.

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If a stockholder wishes to present a proposal at our annual meeting (outside of Rule 14a-8) or to nominate one or more directors, the stockholder must give timely advance written notice to us prior to the deadline for such meeting determined in accordance with Section 11 of our Bylaws, which are on file with the SEC. Our Bylaws include certain information requirements to be included in the notice. In general, our Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office neither fewer than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if an annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting, then, in order to be timely, a stockholder’s notice must be received by us no earlier than the 150th day prior to the date of such annual meeting and the later of (a) the 120th day prior to the date of such annual meeting, as originally convened, and (b) the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of our 2022 Annual Meeting of Stockholders, such notice must be received not later than February 5, 2022 or earlier than January 11, 2022.

Householding

Certain brokers, banks and other agents may participate in the practice of “householding” proxy materials. This means that only a single copy of this Proxy Statement may have been sent to multiple stockholders sharing an address. If you would prefer to receive separate copies of proxy materials for other stockholders in your household, either now or in the future, please contact your broker, bank or other agent serving as your nominee.

If, at any time, you no longer wish to participate in householding and would prefer to receive multiple copies of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one copy, please notify your broker, bank or other agent if your shares are held through such entities. The Company will provide separate copies of the proxy materials upon written request to Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attention: Corporate Secretary, upon written request to investorrelations@broadmark.com or by calling 206-971-0800.

Other Matters

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If other matters properly come before the meeting, the persons identified in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board, or, if no such recommendation is given, in accordance with their best judgment.

Jeffrey B. Pyatt
President and Chief Executive Officer

Seattle, Washington

April 27, 2021

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BROADMARK REALTY CAPITAL INC. 1420 FIFTH AVENUE, SUITE 200 SEATTLE, WASHINGTON 98101 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BRMK2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D46104-P53767 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BROADMARK REALTY CAPITAL INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain 1a. Joseph L. Schocken 1b. Jeffrey B. Pyatt 1c. Stephen G. Haggerty 1d. Daniel J. Hirsch 1e. David A. Karp 1f. Norma J. Lawrence 1g. Kevin M. Luebbers 2. Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. For Against Abstain 3. Approval, on an advisory basis, of the compensation of our named executive officers as described in the proxy statement. The Board of Directors recommends you vote One Year on the following proposal: Year 2 Years 3 Years Abstain 4. Advisory vote, as to the frequency of advisory votes, to approve our named executive officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K/A are available at www.proxyvote.com. D46105-P53767 BROADMARK REALTY CAPITAL INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2021 The undersigned stockholder hereby appoints Jeffrey B. Pyatt and Nevin Boparai, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Broadmark Realty Capital Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/BRMK2021 at 10:00 a.m., Pacific Time on Thursday, June 10, 2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE FOR DIRECTOR, "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021, "FOR" THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT, AND "ONE YEAR" AS TO THE FREQUENCY OF ADVISORY VOTES TO APPROVE OUR NAMED EXECUTIVE COMPENSATION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE